Filed Pursuant to Rule
424(b)(2)

Registration No. 333-275934

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 17, 2024)

Maximum of 5,561,275 Shares
6.25% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)

We operate as an externally managed, closed-end, non-diversified management investment company and have elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). For federal income tax purposes, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Our investment objectives are to: (1) achieve and grow current income by investing in debt securities of established lower middle market companies in the U.S. that we believe will provide stable earnings and cash flow to pay expenses, make principal and interest payments on our outstanding indebtedness and make distributions to stockholders; and (2) provide our stockholders with long-term capital appreciation in the value of our assets by investing in equity securities, in connection with our debt investments, that we believe can grow over time to permit us to sell our equity investments for capital gains.
We have entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) pursuant to which we may sell a maximum of 6,000,000 shares of our 6.25% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), on a “reasonable best efforts” basis through our affiliated dealer manager, Gladstone Securities, LLC (“Gladstone Securities” or the “dealer manager”), at a public offering price of $25.00 per share. This prospectus supplement supersedes and replaces the prospectus supplement dated May 31, 2023 (the “Prior Prospectus Supplement”), pursuant to which we offered a maximum of 6,000,000 shares of Series A Preferred Stock. As of the date of this prospectus supplement, 438,725 shares of Series A Preferred Stock were sold under the Prior Prospectus Supplement. Pursuant to the Dealer Manager Agreement, the offering of the Series A Preferred Stock will terminate on the date that is the earlier of (1) December 31, 2026 (unless earlier terminated or extended by our Board of Directors) and (2) the date on which all 6,000,000 shares of Series A Preferred Stock (the “Shares”) are sold.
We intend to pay monthly cash dividends on the Series A Preferred Stock at an annual rate of 6.25% of the $25.00 liquidation preference, or $1.5625 per share per year. Subject to certain limitations, including those described under “
Description of the Series A Preferred Stock—Share Repurchase Program
,” at the request of holders of the Series A Preferred Stock, we will repurchase, in each quarter, up to 5% of the then outstanding Series A Preferred Stock (by number of shares outstanding), calculated as of the end of the previous calendar quarter. Repurchases under the Share Repurchase Program will be at a price per Share equal to the Liquidation Preference plus accrued and unpaid dividends, except that Shares that have been outstanding less than one, two and three years will be subject to an early repurchase discount of 10% (or at a price of $22.50 per Share), 6% (or at a price of $23.50 per Share) and 3% (or at a price of $24.25 per Share), respectively. Our obligation to repurchase the Shares is limited to the extent that our Board of Directors determines that we do not have sufficient funds available, we are restricted by applicable law from making such repurchases, or it otherwise amends, suspends or terminates the Share Repurchase Program in its sole discretion.
Our Board of Directors may suspend or terminate the share repurchase program and the optional repurchase right of holders of Series A Preferred Stock at any time, for any reason or no reason, in its sole and absolute discretion.
The Series A Preferred Stock rank senior to our common stock with respect to payment of dividends and distribution of amounts on liquidation, dissolution and winding up, equal in right of payment with all other shares of outstanding preferred stock we may issue in the future and junior to all of our existing and future indebtedness, including our 5.125% notes due 2026, our 3.75% notes due 2027 and 7.75% notes due 2028 (collectively, the “Notes”) and any borrowings under our current or any future credit facility. Each holder of our Series A Preferred Stock is entitled to one vote for each share held by such holder on any matter submitted to a vote of our stockholders, and, except as described below, the holders of all of our outstanding preferred stock and common stock vote together as a single class. The holders of Series A Preferred Stock (together with any other preferred stock we may issue in the future), voting separately as a class, are entitled to elect at all times two of our directors and, upon our failure to pay dividends for at least two years or as otherwise entitled under the 1940 Act, will be entitled to elect a majority of our directors.
There is currently no public market for the Shares and we do not intend to apply to list the Shares on a national securities exchange. In the event that our Board of Directors elects to terminate the Share Repurchase Program and subject to satisfaction of any applicable listing requirements, we intend to apply to list the Shares on Nasdaq Global Select Market (“Nasdaq”) or another national securities exchange within one calendar year of such termination; however, there can be no assurance that a listing will be achieved in such timeframe, or at all. We do not expect a public market to develop unless the Shares are listed on Nasdaq or another national securities exchange, if at all. Unless shares of the Series A Preferred Stock are listed on a national securities exchange, holders of the Shares may be unable to sell them at all or, if they are able to, only at substantial discounts from the Liquidation Preference. Also, since the Series A Preferred Stock does not have a stated maturity date, you may be forced to hold your Series A Preferred Stock with no assurance as to ever receiving the Liquidation Preference. Therefore, you should purchase shares of the Series A Preferred Stock only as a long-term investment.
The securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

Investing in the Shares involves substantial risks that are described in the “
Risk Factors
” sections beginning on page S-9 of this prospectus supplement and on page 4 of the accompanying prospectus and discussed in our Annual Report on Form 10-K for the year ended September 30, 2024, and other reports and information that we file from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus, including any documents incorporated by reference herein, contain important information you should know before investing in the Series A Preferred Stock, including information about risks. Please read it before you invest and retain it for future reference. Additional information about us, including our annual, quarterly and current reports, has been filed with the SEC and can be accessed at its website at www.sec.gov. This information is also available free of charge by calling us collect at (703) 287-5893 or on the investors section of our corporate website located at www.gladstonecapital.com. You may also call us collect at this number to request other information or to make a shareholder inquiry. See “
Where You Can Find More Information
” on page S-40 of this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering (1)
Public offering price	$25.00	$139,031,875
Selling commissions (2)(3)	$1.75	$9,732,231
Dealer manager fee (2)(3)	$0.75	$4,170,956
Proceeds, before expenses, to us	$22.50	$125,128,688

(1)	Assumes that all shares of Series A Preferred Stock offered under this prospectus supplement are sold.
(2)
The maximum selling commissions and the dealer manager fee will equal 7.0% and 3.0%, respectively, of aggregate gross proceeds in the offering. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority (“FINRA”) and authorized by our dealer manager to sell the Shares, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation in connection with the offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10.0% of the aggregate gross proceeds of this offering, which is referred to as FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is terminated prior to obtaining the maximum offering proceeds. See “
Plan of Distribution
” in this prospectus supplement. The selling commissions and the dealer manager fee may be reduced or eliminated for Shares sold to or for the account of certain categories of purchasers. See “
Plan of Distribution
” in this prospectus supplement.

(3)
Our dealer manager may reallow all or a portion of its selling commissions attributable to participating broker-dealers. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The dealer manager is not required to sell any specific number of shares or dollar amount of Series A Preferred Stock, but will use its “reasonable best efforts” to sell the shares offered. There will be a minimum permitted purchase of $5,000, or 200 Shares, but purchases of less than $5,000 may be made in our discretion in consultation with our dealer manager. We may terminate this offering at any time or may offer the Shares pursuant to a new registration statement.
We will sell the Shares through Depository Trust Company (“DTC”) settlement (“DTC Settlement”) or, under special circumstances, through Direct Registration System settlement (“DRS Settlement”). See “
Plan of Distribution
” in this prospectus supplement for a description of these settlement methods.

Gladstone Securities, LLC
as Dealer Manager
The date of this prospectus supplement is November 22, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and the Series A Preferred Stock and certain other matters relating to us. The second part, the accompanying prospectus, provides more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time. To the extent that the information contained in or incorporated by reference into this prospectus supplement differs or varies from the information contained in or incorporated by reference into the accompanying prospectus, the information in or incorporated by reference into this prospectus supplement will supersede such information.
This prospectus supplement is part of a registration statement on Form N-2 (Registration No. 333-275934) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in or incorporated by reference in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before making your investment decision. See “
Where You Can Find More Information
” in this prospectus supplement.
The distribution of this prospectus supplement and the accompanying prospectus and this offering of the securities may be restricted by law in certain jurisdictions. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy the Shares in any jurisdiction where such offer or any sale would be unlawful. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.
We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.
The Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate, among other things, to future events or our future performance or financial condition, our business prospects and the prospects of our portfolio companies, actual and potential conflicts of interest with our Adviser and its affiliates, the use of borrowed money to finance our investments, the adequacy of our financing sources and working capital, and our ability to co-invest, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

•	changes in the economy and the capital markets, including stock price volatility, inflation, elevated interest rates and risks of recession;

•	risks associated with negotiation and consummation of pending and future transactions;

•	the loss of one or more of our executive officers, in particular David Gladstone or Robert L. Marcotte;

•	changes in our investment objectives and strategy;

•	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

•	changes in our industry, interest rates, exchange rates, regulation or the general economy;

•	our business prospects and the prospects of our portfolio companies;

•	the degree and nature of our competition;

•	changes in governmental regulations, tax rates and similar matters;

•	our ability to exit an investment in a timely manner;

•	our ability to maintain our qualification as a RIC and as a BDC; and

•
those factors described in the “
Risk Factors
” section of this prospectus supplement and under the heading “
Risk Factors
” in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from our historical performance. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports or other documents we have filed, or in the future may file, with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that you may want to consider. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein. Except where the context suggests otherwise, the terms “we,” “us,” “our,” the “Company” and “Gladstone Capital” refer to Gladstone Capital Corporation; “Adviser” refers to Gladstone Management Corporation; and “Administrator” refers to Gladstone Administration, LLC.
Gladstone Capital Corporation
We were incorporated under the Maryland General Corporation Law on May 30, 2001. We operate as an externally managed, closed-end, non-diversified management investment company and have elected to be treated as a BDC under the 1940 Act. In addition, for federal income tax purposes we have elected to be treated as a RIC under the Code. To continue to qualify as a RIC for federal income tax purposes and obtain favorable RIC tax treatment, we must meet certain requirements, including certain minimum distribution requirements.
Our Investment Objectives and Strategy
Our investment objectives are to: (1) achieve and grow current income by investing in debt securities of established lower middle market companies (which we generally define as companies with annual earnings before interest, taxes, depreciation and amortization of $3 million to $25 million) in the U.S. that we believe will provide stable earnings and cash flow to pay expenses, make principal and interest payments on our outstanding indebtedness, and make distributions to stockholders; and (2) provide our stockholders with long-term capital appreciation in the value of our assets by investing in equity securities, in connection with our debt investments, that we believe can grow over time to permit us to sell our equity investments for capital gains. To achieve our objectives, our primary investment strategy is to invest in several categories of debt and equity securities, with each investment generally ranging from $8 million to $40 million, although investment size may vary, depending upon our total assets or available capital at the time of investment. We lend to borrowers that need funds for growth capital, to finance acquisitions, or to recapitalize or refinance their existing debt facilities. We seek to avoid investing in high-risk, early-stage enterprises. Our targeted portfolio companies are generally considered too small for the larger capital marketplace. We expect that our investment portfolio over time will consist of approximately 90.0% debt investments and 10.0% equity investments, at cost. As of September 30, 2024, our investment portfolio was made up of approximately 90.1% debt investments and 9.9% equity investments, at cost.
We invest by ourselves or jointly with other funds and/or management of the portfolio company, depending on the opportunity. In July 2012, the SEC granted us an exemptive order (the “Co-Investment Order”) that expanded our ability to co-invest, under certain circumstances, with certain of our affiliates, including Gladstone Investment Corporation, a BDC also managed by the Adviser, Gladstone Alternative Income Fund, a registered, non-diversified,
closed-end
management investment company that operates as an interval fund (“Gladstone Alternative”) and any future BDC or closed-end management investment company that is advised (or sub-advised if it controls the fund) by the Adviser, or any combination of the foregoing, subject to the conditions in the Co-Investment Order. We believe the Co-Investment Order has enhanced and will continue to enhance our ability to further our investment objectives and strategies. Since 2012, we have opportunistically made several co-investments with Gladstone Investment Corporation pursuant to the Co-Investment Order. If we are participating in an investment with one or more co-investors, whether or not an affiliate of ours, our investment is likely to be smaller than if we were investing alone.
In general, our investments in debt securities have a term of no more than seven years, accrue interest at variable rates (generally based on one-month
term Secured Overnight Financing Rate and, to a lesser extent, at fixed rates. We seek debt instruments that pay interest monthly or, at a minimum, quarterly, may have a success fee or deferred interest provision and are primarily interest only, with all principal and any accrued but unpaid interest due at maturity. Generally, success fees accrue at a set rate and are contractually due upon a change of control of a portfolio company, typically from an exit or sale. Some debt securities have deferred interest whereby some portion of the interest payment is added to the principal balance so that the interest is paid, together with the principal, at maturity. This form of deferred interest is often called paid-in-kind
interest.
Typically, our equity investments consist of common stock, preferred stock, limited liability company interests, or warrants to purchase the foregoing. Often, these equity investments occur in connection with our original investment, recapitalizing a business, or refinancing existing debt.
Since our initial public offering in 2001 and through September 30, 2024, we have invested in approximately 277 different companies. We expect that our investment portfolio will primarily include the following three categories of investments in private companies operating in the U.S.:

•
Secured First Lien Debt Securities:
We seek to invest a portion of our assets in secured first lien debt securities also known as senior loans, senior term loans, lines of credit and senior notes. Using its assets as collateral, the borrower typically uses first lien debt to cover a substantial portion of the funding needs of the business. These debt securities usually take the form of first priority liens on all, or substantially all, of the assets of the business. First lien debt securities may include investments sourced from the syndicated loan market.

•
Secured Second Lien Debt Securities:
We seek to invest a portion of our assets in second lien secured debt securities, also known as subordinated loans, subordinated notes and mezzanine loans. These second lien secured debt securities rank junior to the borrowers’ first lien secured debt securities and may be secured by second priority liens on all or a portion of the assets of the business. Additionally, we may receive other yield enhancements in addition to or in lieu of success fees such as warrants to buy common and preferred stock or limited liability interests in connection with these second lien secured debt securities. Second lien debt securities may include investments sourced from the syndicated loan market.

•
Preferred and Common Equity/Equivalents:
In some cases we will purchase equity securities which consist of preferred and common equity or limited liability company interests, or warrants or options to acquire such securities, and are in combination with our debt investment in a business. Additionally, we may receive equity investments derived from restructurings on some of our existing debt investments. In some cases, we will own a significant portion of the equity and in other cases we may have voting control of the businesses in which we invest.

Under the 1940 Act, we may not acquire any asset other than assets of the type listed in Section 55 of the 1940 Act, which are referred to as “qualifying assets” and generally include each of the investment types listed above, unless, at the time the acquisition is made, qualifying assets (other than certain assets related to our operations) represent at least 70.0% of our total assets.
We expect that most, if not all, of the debt securities we acquire will not be rated by a credit rating agency. Investors should assume that these loans would be rated below “investment grade” quality. Investments rated below investment grade are often referred to as high yield securities or junk bonds and may be considered higher risk, as compared to investment-grade debt instruments. In addition, many of the debt securities we hold may not amortize prior to maturity.
Our Investment Adviser and Administrator
We are externally managed by the Adviser, an affiliate of ours, under an investment advisory and management agreement, and another of our affiliates, the Administrator, provides administrative services to us pursuant to a contractual agreement. Each of the Adviser and Administrator are privately-held companies that are indirectly owned and controlled by David Gladstone, our chairman and chief executive officer. Mr. Gladstone also serves on the board of directors of the Adviser, the board of managers of the Administrator, and serves as an executive officer of the Adviser and the Administrator. The Administrator employs, among others, our chief financial officer and treasurer, chief valuation officer, chief compliance officer, general counsel and secretary (who also serves as the president of the Administrator) and their respective staffs. The Adviser and Administrator have extensive experience in our lines of business and also provide investment advisory and administrative services, respectively, to our affiliates, including: Gladstone Alternative; Gladstone Commercial Corporation, a publicly-traded real estate investment trust (“REIT”); Gladstone Investment Corporation, a publicly-traded BDC and RIC; and Gladstone Land Corporation, a publicly-traded REIT. In the future, the Adviser and Administrator may provide investment advisory and administrative services, respectively, to other funds and companies, both public and private.
The Adviser was organized as a corporation under the laws of the State of Delaware on July 2, 2002, and is an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended. The Administrator was organized as a limited liability company under the laws of the State of Delaware on March 18, 2005. The Adviser and Administrator are headquartered in McLean, Virginia, a suburb of Washington, D.C. The Adviser also has offices in other states.
At a special meeting of stockholders held on January 24, 2024, our stockholders approved a new investment advisory agreement (the “New Advisory Agreement”) between us and the Adviser in connection with an anticipated change in control of the Adviser. From inception, the Adviser has been 100% indirectly owned and controlled by David Gladstone. David Gladstone owns 100% of the voting and economic interests of The Gladstone Companies, Ltd., which in turn owns 100% of the voting and economic interests of The Gladstone Companies, Inc., which in turn owns 100% of the voting and economic interests of the Adviser. On January 24, 2024, the Adviser entered into a voting trust agreement (the “Voting Trust Agreement”), among David Gladstone, Lorna Gladstone, Laura Gladstone, Kent Gladstone and Jessica Martin, each as a trustee and collectively, as the board of trustees of the voting trust (the “Voting Trust Board”), the Adviser and certain stockholders of the Adviser, pursuant to which David Gladstone deposited all of his indirect interests in the Adviser, which represented 100% of the voting and economic interests thereof, with the voting trust.
Pursuant to the Voting Trust Agreement, prior to its Effective Date (as defined below) David Gladstone will, in his sole discretion, have the full, exclusive and unqualified right and power to vote in person or by proxy all of the shares of common stock of the Adviser deposited with the voting trust at all meetings of the stockholders of the Adviser in respect of any and all matters on which the stockholders of the Adviser are entitled to vote under the Adviser’s certificate of incorporation or applicable law, to give consents in lieu of voting such shares of common stock of the Adviser at a meeting of the stockholders of the Adviser in respect of any and all matters on which stockholders of the Adviser are entitled to vote under its certificate of incorporation or applicable law, to enter into voting agreements, waive notice of any meeting of stockholders of the Adviser in respect of such shares of common stock of the Adviser and to grant proxies with respect to all such shares of common stock of the Adviser with respect to any lawful corporate action (collectively, the “Voting Powers”). Commencing on the Effective Date, the Voting Trust Board shall have the full, exclusive and unqualified right and power to exercise the Voting Powers. Each member of the Voting Trust Board shall hold 20% of the voting power of the Voting Trust Board as of the Effective Date. The “Effective Date” shall occur on the earliest of (i) the death of David Gladstone, (ii) David Gladstone’s election (in his sole discretion) and (iii) January 24, 2025 (one year from the date the Voting Trust Agreement is entered into).
As the Effective Date could occur at any time on or before January 24, 2025, for any investor who purchases shares of our capital stock between the date of filing of this prospectus supplement and the Effective Date, the investment advisory agreement in place at the time of their purchase will automatically terminate on the Effective Date in connection with the change of control and we and the Adviser will enter into the New Advisory Agreement on such date. However, any shares purchased between the filing of this prospectus supplement and the Effective Date will not have the right to vote with respect to such change.

THE OFFERING

Issuer	Gladstone Capital Corporation, a Maryland corporation

Securities Offered	Maximum of 5,561,275 shares of Series A Preferred Stock through our dealer manager on a “reasonable best efforts” basis. As of the date of this prospectus supplement, 438,725 shares of Series A Preferred Stock were sold under the Prior Prospectus Supplement.

Term of the Offerings	Pursuant to the Dealer Manager Agreement, the offering of the Series A Preferred Stock will terminate on the date (the “Termination Date”) that is the earlier of (1) December 31, 2026 (unless earlier terminated or extended by our Board of Directors) or (2) the date on which all 5,561,275 Shares offered are sold. Our Board of Directors reserves the right to terminate the offering at any time in its sole discretion.

We anticipate having a bi-monthly closing cycle for the offering, with closings occurring on or about the first and third Thursday of each calendar month.

Minimum Investment	There will be a minimum permitted purchase of $5,000, or 200 Shares, but purchases of less than $5,000 may be made in our discretion in consultation with our dealer manager.

Estimated Use of Proceeds	Assuming that we sell all 5,561,275 Shares under the Dealer Manager Agreement over the course of the term of the offering, we estimate that our net proceeds from this offering will be approximately $121.7 million after deducting estimated offering expenses, including the maximum selling commissions and the dealer manager fee, payable by us of approximately $17.4 million. We intend to use the proceeds from this offering to repay existing indebtedness, to make investments in portfolio companies in accordance with our investment objectives and for other general corporate purposes. See “
Estimated Use of Proceeds
.”

Liquidation Preference	$25.00 per Share. In the event of any liquidation, dissolution or winding up of our affairs, holders of the Series A Preferred Stock will be entitled to receive a liquidation distribution equal to the Liquidation Preference, plus an amount equal to all accumulated but unpaid dividends and distributions, if any, up to, but excluding, the date fixed for distribution or payment, whether or not earned or declared by us, but excluding interest on any such distribution or payment. See “
Description of the Series A Preferred Stock—Liquidation Rights
.”

Dividends
Holders of Series A Preferred Stock are entitled to preferential cumulative cash dividends on the Series A Preferred Stock at a rate of 6.25% per annum of the Liquidation Preference (equivalent to $1.5625 per annum per share). When, as and if authorized by our Board of Directors and declared by us, dividends on the Series A Preferred Stock will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such later date as our Board of Directors may designate. Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on Series A Preferred Stock will accrue and be cumulative from (but excluding) the last day of the most recent dividend period for which dividends have been paid or, if no dividends have been paid and except as otherwise provided in the following sentence, from the date of issuance. If a share of Series A Preferred Stock is issued after the record date for the dividend period in which such share is issued, dividends on such share will accrue and be cumulative from the beginning of the first dividend period commencing after its issuance.

Dividends on the Series A Preferred Stock accrue whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends and (4) such dividends are authorized and declared. Accrued dividends on the Series A Preferred Stock do not bear interest. Our Board of Directors has ultimate discretion to determine the amount and timing of these distributions.

Ranking	The Series A Preferred Stock ranks:

•	senior to our common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs;

•
equal in priority with all other series of preferred stock (collectively, “Preferred Stock”) we may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

•
effectively subordinated to our existing and future indebtedness, including the Notes and borrowings under our revolving credit facility with KeyBank National Association, as administrative agent, lead arranger and lender (as amended and/or restated from time to time, our “Credit Facility”)

Share Repurchase Program	Subject to certain conditions, including the limitations described under “
Description of the Series A Preferred Stock—Share Repurchase Program
,” at the request of holders of the Shares, we will repurchase, in each quarter, up to 5% of our then outstanding Series A Preferred Stock (by number of shares outstanding), calculated as of the end of the previous calendar quarter.

Repurchases under the Share Repurchase Program will be at a price per Share equal to the Liquidation Preference plus an amount equal to accrued and unpaid dividends, except that Shares that have been outstanding for less than one year will be subject to an early repurchase discount of 10% (or at a price of $22.50 per Share), Shares that have been outstanding for at least one year but less than two years will be subject to an early repurchase discount of 6% (or at a price of $23.50 per Share), and Shares that have been outstanding for at least two years but less than three years will be subject to an early repurchase discount of 3% (or at a price of $24.25 per Share).

Our obligation to repurchase the Shares is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available, we are restricted by applicable law from making such repurchases, or it otherwise suspends or terminates the Share Repurchase Program in its sole and absolute discretion.

Repurchase upon Death
. Subject to certain conditions, including the limitations described under “
Description of the Series A Preferred Stock—Share Repurchase Program
,” commencing on the date of original issuance, Shares held by a natural person upon his or her death may be redeemed at the written request of the holder’s estate for a cash payment equal to the Liquidation Preference plus an amount equal to accrued and unpaid dividends.

In the event that our Board of Directors elects to terminate the Share Repurchase Program and subject to satisfaction of any applicable listing requirements, we intend to apply to list the Shares on Nasdaq or another national securities exchange within one calendar year of such termination, however, there can be no assurance that a listing will be achieved in such timeframe, or at all.

Optional Redemption by the Company
Except in limited circumstances, including those related to us maintaining the “Asset Coverage” (as defined below) required by Sections 18 and 61 of the 1940 Act, we may not redeem the Series A Preferred Stock prior to the earlier of (1) the one-year anniversary of the Termination Date and (2) January 1, 2027. On or after such earlier date, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, by cash payment of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of redemption.

No Maturity, Sinking Fund or Mandatory Redemption	The Series A Preferred Stock has no stated maturity date, is not subject to any sinking fund, and except as described in “
Description of the Series A Preferred Stock—Redemption— Mandatory Redemption for Asset Coverage
,” is not subject to mandatory redemption. We are not required to set apart funds to redeem the Series A Preferred Stock. Accordingly, the Shares may remain outstanding indefinitely unless and until we decide to redeem the Shares at our option or holders elect to cause us to repurchase their Shares under the permitted circumstances described in this prospectus supplement.

Mandatory Redemption for Asset Coverage
If we fail to maintain Asset Coverage of at least the minimum amount required by Sections 18 and 61 of the 1940 Act (which is currently 150%) as of the time of declaration of dividends or other distributions on our common stock (other than dividends payable in shares of common stock), after deducting the amount of such dividend or other distribution, as of the time of purchase of the Company’s common stock or issuance of any senior security as defined in the 1940 Act, and such failure is not cured by the close of business on the date that is 90 calendar days following the date of such failure (referred to in this prospectus supplement as an “Asset Coverage Cure Date”), then we are required to redeem, within 90 calendar days after the Asset Coverage Cure Date, shares of Preferred Stock equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in our having Asset Coverage as required by Sections 18 and 61 of the 1940 Act (which is currently 150%), and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption, provided further, that in connection with any such redemption for failure to maintain such Asset Coverage, we may redeem such additional number of shares of Preferred Stock that will result in our having Asset Coverage of up to and including a percentage that is 50% higher than the asset coverage as required by Sections 18 and 61 of the 1940 Act. The Preferred Stock to be redeemed may include, at our sole option, any number or proportion of the Series A Preferred Stock and other series of Preferred Stock. If shares of Series A Preferred Stock are to be redeemed in such an event, they will be redeemed at a redemption price equal to the Liquidation Preference, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding interest on accumulated but unpaid dividends, if any) to, but excluding, the date fixed for such redemption.

Voting Rights	Except as otherwise provided in our charter, (1) each holder of Series A Preferred Stock is entitled to one vote for each Share held by such holder on each matter submitted to a vote of our stockholders and (2) the holders of all outstanding series of our Preferred Stock, including the Series A Preferred Stock, and common stock vote together as a single class; provided that holders of Preferred Stock, voting separately as a class, are entitled to elect at least two of our directors and will be entitled to elect a majority of our directors if we fail to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing until we correct that failure. Holders of Series A Preferred Stock will also vote separately as a class on any matter that materially and adversely affects any privilege, preference, right or power of the Series A Preferred Stock or the holders thereof.

Conversion Rights	The Series A Preferred Stock have no conversion rights.

U.S. Federal Income Taxes	Prospective investors are urged to consult their tax advisors regarding these matters in light of their personal investment circumstances. We have elected to be treated, and intend to continue to so qualify each year, as a RIC under Subchapter M of the Code, and we generally do not expect to be subject to corporate-level U.S. federal income tax with respect to our ordinary taxable income. The dividends on the Series A Preferred Stock generally will not qualify for the dividends received deduction or for taxation at reduced rates applicable to qualified dividend income.

Listing	There is currently no public market for the Shares. We do not intend to list the Shares but retain the option to list the Series A Preferred Stock on Nasdaq or another national securities exchange in the future.

Covered Security
The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act. Generally, securities listed on national securities exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has equal or greater seniority to a security from the same issuer that is listed on a national exchange, such as Nasdaq. The Series A Preferred Stock is a covered security because it is senior to our common stock, and therefore the Series A Preferred Stock is exempt from state registration and qualification.
There are several advantages to both issuers and investors of a non-traded security being deemed a covered security. These include:

•
More Investors—Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved.

•
Issuance Costs—Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 United States (“U.S.”), Washington, D.C., and U.S. territories. This could save time and money and allows issuers of covered securities the flexibility to enter the capital markets at a time of their choosing. We believe that all investors of the issuer would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:

•
Lack of Suitability Standards—Since there are no investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors for whom the securities may not be a suitable investment.

•	No State Review—Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

RISK FACTORS
You should carefully consider the risks described below and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to purchase shares of the Series A Preferred Stock. The risks and uncertainties described below, in the “Risk Factors” section of the accompanying prospectus and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.
If any of the risks described below or in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, we may not be able to timely pay the dividends accrued on the Series A Preferred Stock, the value of the Series A Preferred Stock could decline and you may lose all or part of your investment. We believe the risk factors described below are the principal risk factors associated with an investment in our common stock as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.
There will be no public
market for the Series A Preferred Stock as we do not intend to apply for listing on a national securities exchange unless the Share Repurchase Program is terminated.
There is currently no public market for the Series A Preferred Stock, and we do not intend to apply to list the Series A Preferred Stock on a national securities exchange or to include the Shares for listing on any national securities market. Unless shares of the Series A Preferred Stock are listed on a national securities exchange, holders of the Shares may be unable to sell them at all or, if they are able to, only at substantial discounts from the Liquidation Preference. Even if the Series A Preferred Stock is listed on Nasdaq or another national securities exchange following the termination of the Share Repurchase Program, there is a risk that such shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features. Also, since the Series A Preferred Stock does not have a stated maturity date, you may be forced to hold your Series A Preferred Stock with no assurance as to ever receiving the Liquidation Preference. Therefore, you should purchase shares of the Series A Preferred Stock only as a long-term investment.
Dividend payments on the Series A Preferred Stock are not guaranteed.
Although dividends on the Series A Preferred Stock are cumulative, our Board of Directors must approve the actual payment of the dividends. Our Board of Directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued dividends. Our Board of Directors could elect to suspend dividends for any reason, and may be prohibited from approving dividends in the following instances:

•	poor historical or projected cash flows;

•	the need to make payments on our indebtedness;

•	concluding that payment of dividends on the Series A Preferred Stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or

•	determining that the payment of dividends would violate applicable law regarding unlawful distributions to stockholders.

We will be required to terminate this offering if our common stock is no longer listed on Nasdaq or another national securities exchange.
The Series A Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on Nasdaq. If our common stock is no longer listed on Nasdaq or another national securities exchange, we will be required to register this offering in any state in which we offer Shares. This would effectively require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.
The Series A Preferred Stock bears a risk of redemption by us.
Except in limited circumstances, including those related to us maintaining the “Asset Coverage” required by Sections 18 and 61 of the 1940 Act, we, at our option, may not redeem shares of the Series A Preferred Stock prior to the earlier of (1) the one-year anniversary of the Termination Date and (2) January 1, 2027. However, after such date, we may redeem the Shares at any time after such date and may do so at a time that is unfavorable to holders of the Series A Preferred Stock. We may have an incentive to voluntarily redeem the Series A Preferred Stock if market conditions allow us to issue other Preferred Stock or debt securities at a dividend or interest rate that is lower than the dividend rate on the Series A Preferred Stock. For further information regarding our ability to redeem the Series A Preferred Stock, see “
Description of the Series A Preferred Stock—Optional Redemption by the Company
” and “—Mandatory Redemption for Asset Coverage.”
Your option to request that your Shares be repurchased is subject to a 5% quarterly limitation, the continuation of the share repurchase program and our availability of funds, and may also be limited by law.
We will only repurchase, in each quarter, up to 5% of our then outstanding Series A Preferred Stock (by number of Shares outstanding), calculated as of the end of the previous calendar quarter. As a result, depending on the amount of repurchase requests, a stockholder’s repurchase request may not be fulfilled in the amount requested. In addition, our Board of Directors may terminate or suspend the share repurchase program at any time for any reason in its sole and absolute discretion. Therefore, our obligation to repurchase shares at the request of a holder of Series A Preferred Stock is limited to the extent our Board of Directors suspends or terminates the optional repurchase right for any reason, including after delivery of a stockholder repurchase request but prior to the corresponding stockholder repurchase date. Our obligation to repurchase shares at the option of a holder of Series A Preferred Stock is also limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such repurchase or we are restricted by applicable law from making such repurchase. If you deliver a request to repurchase your shares of Series A Preferred Stock, but our Board of Directors determines we do not have sufficient funds available to fund such repurchase (even if there is sufficient funding as determined under applicable law), only a portion, if any, of your Shares may be repurchased.
Our ability to pay dividends on and/or repurchase shares of Series A Preferred Stock may be limited by Maryland law, the 1940 Act and the terms of our debt facilities as well as future agreements we may enter.
Under Maryland law, a corporation may pay dividends on and repurchase stock as long as, after giving effect to the dividend payment or repurchase, the corporation is able to pay its debts as they become due in the usual course of business (the equity solvency test), or, except in limited circumstances, the corporation’s total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the dividend payment or repurchase, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend or whose stock is being repurchased (the balance sheet solvency test). If we are insolvent at any time when a repurchase of shares of Series A Preferred Stock is desired or required to be made, we may not be able to effect such repurchase. Furthermore, the terms of our debt facilities may restrict our ability to repurchase shares of Series A Preferred Stock for cash during an event of default, and we expect to enter agreements in the future that may similarly restrict our ability to repurchase in cash in such instances. In addition, under the 1940 Act, we may not (1) declare any dividend with respect to any Preferred Stock if, at the time of such declaration (and after giving effect thereto), our Asset Coverage with respect to any of our borrowings that are senior securities representing indebtedness (as defined in the 1940 Act) would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum Asset Coverage for senior securities representing indebtedness of a BDC as a condition of declaring dividends on its Preferred Stock) or (2) declare any other distribution on the Preferred Stock or purchase or redeem Preferred Stock if at the time of the declaration or redemption (and after giving effect thereto), our Asset Coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum Asset Coverage for senior securities representing indebtedness of a BDC as a condition of declaring distributions, purchases or redemptions of its shares).
The cash distributions you receive may be less frequent or lower in amount than you expect.
Our Board of Directors intends to pay distributions on the Series A Preferred Stock monthly in arrears on or about the fifth day of each month for dividends accrued the previous month (or such later date as our Board of Directors may designate) in an amount equal to $1.5625 per share per year. However, our Board of Directors has ultimate discretion to determine the amount and timing of these distributions. In making this determination, our Board of Directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on the Series A Preferred Stock at the stated dividend rate nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions you may receive and we may be unable to pay distributions over time. Our inability to acquire additional investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on the Series A Preferred Stock.
If you elect to participate in the Share Repurchase Program, the cash payment that you receive as a result of your optional repurchase request may be a substantial discount to the price that you paid for the shares of Series A Preferred Stock in this offering.
The cash payment that stockholders who request to have their Shares repurchased will receive will be at a substantial discount if such request is made within three years of the purchase date. Repurchases under the Share Repurchase Program will be at a price per Share equal to the Liquidation Preference plus accrued and unpaid dividends, except that Shares that have been outstanding for less than one year will be subject to an early repurchase discount of 10% (or at a price of $22.50 per Share), Shares that have been outstanding for at least one year but less than two years will be subject to an early repurchase discount of 6% (or at a price of $23.50 per Share), and Shares that have been outstanding for at least two years but less than three years will be subject to an early repurchase discount of 3% (or at a price of $24.25 per Share). If you request to have your Shares repurchased such request could cause you to lose a substantial portion of your investment.
Holders of the Series A Preferred Stock are subject to inflation risk.
Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series A Preferred Stock and dividends payable on such Shares declines.
An investment in the Series A Preferred Stock bears interest rate risk.
The Series A Preferred Stock pays dividends at a fixed dividend rate. Prices of fixed income investments vary inversely with changes in market yields. The market yields on securities comparable to the Series A

Preferred Stock may increase, which could result in a decline in the value or secondary market price of the Series A Preferred Stock. For additional information concerning dividends on the Series A Preferred Stock, see “
Description of the Series A Preferred Stock—Dividends
” in this prospectus supplement.
Holders of the Series A Preferred Stock bear reinvestment risk.
Given the potential for redemption of the Series A Preferred Stock at the Company’s option commencing with the earlier of (1) first anniversary of the Termination Date and (2) January 1, 2027, holders of such Shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series A Preferred Stock may be lower than the return previously obtained from the investment in such Shares.
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “
Estimated Use of Proceeds
,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in ways with which you may not agree or may not otherwise be considered appropriate. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.
We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.
Delays in investing the net proceeds raised in an offering or from exiting an investment, prepayment of an investment or other capital source may cause our performance to be worse than that of other fully invested BDCs or other lenders or investors pursuing comparable investment strategies. We cannot assure you that we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from any offering, from exiting an investment, prepayment of an investment or other capital source on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.
We may authorize, establish, create, issue and sell shares of one or more additional series of Preferred Stock while the Shares are outstanding without the vote or consent of the holders thereof.
While Shares are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of Preferred Stock ranking on parity with the Series A Preferred Stock as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, in addition to then outstanding Shares, and authorize, issue and sell additional shares of any such series of Preferred Stock then outstanding or so established and created, in each case in accordance with applicable law, provided that we will, immediately after giving effect to the issuance of such additional preferred stock and to our receipt and application of the proceeds thereof, including to the redemption of preferred stock with such proceeds, have the minimum Asset Coverage required by the 1940 Act (currently 150%).
Gladstone Securities, the dealer manager in this offering, is our affiliate, and we established the offering price and other terms for the Series A Preferred Stock pursuant to discussions between us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.
Gladstone Securities is our affiliate and is not, therefore, independent. Thus, the agreement with Gladstone Securities, including fees and expenses payable thereunder, was not negotiated at arm’s-length. The offering price of the Series A Preferred Stock, the selling commissions and the dealer manager fees have been determined pursuant to discussions between us and Gladstone Securities, our affiliated dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded BDC securities; and current market valuations of public companies considered comparable to us. Because the offering price and other terms are not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. In addition, Gladstone Securities does not have its own legal counsel and may engage our legal counsel on a limited basis for certain matters related to this offering, which could represent a conflict of interest.
If you fail to meet the fiduciary standards and other requirements under ERISA or Section 4975 of the Code as a result of an investment in this offering, you could be subject to liability and penalties, including excise taxes.
Special considerations apply to the purchase of shares of Series A Preferred Stock by employee benefit plans (such as pension and profit sharing plans) subject to the fiduciary rules of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as entities that hold assets of such plans, and plans and accounts that are subject to the prohibited transaction rules of Section 4975 of the Code, including individual retirement accounts (“IRAs”), Keogh Plans, and medical savings accounts. If you are investing the assets of any plan subject to ERISA or Section 4975 of the Code (including any entity that holds “plan assets” of any such plan), you should consider, among other things, whether:

•	your investment is consistent with your fiduciary obligations under ERISA and/or Section 4975 of the Code, as applicable;

•	your investment is made in accordance with the documents and instruments governing the plan, including the plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment, for which no trading market may exist, will impair the liquidity of the plan;

•	your investment will produce “unrelated business taxable income” for the plan;

•	you will be able to value the assets of the plan in accordance with requirements under ERISA and applicable provisions of the plan; and

•	your investment will constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Fiduciaries may be held personally liable under ERISA for losses resulting from a failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in shares of Series A Preferred Stock constitutes a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, the fiduciary of the plan who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested and the imposition of civil penalties, and an IRA investing in shares of Series A Preferred Stock may lose its tax-exempt status. Plans that are not subject to ERISA or Section 4975 of the Code, such as government plans or certain church plans, may be subject to similar requirements under federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”). Such plans should satisfy themselves that the investment satisfies applicable Similar Law.
Series A Preferred Stock may not be acquired by any investor using the assets of any plan subject to ERISA or Section 4975 of the Code until the shares are considered “publicly-offered securities” for purposes of the Plan

Asset Regulation (as defined herein). Accordingly, until the Series A Preferred Stock qualifies as “publicly-offered securities”, each investor will be deemed to represent and warrant that is not and will not be, and is not and will not be acting on behalf of, any plan subject to ERISA or Section 4975 of the Code (including any entity holding “plan assets” of any such plan).
We have not, and will not, evaluate whether an investment in our shares of Series A Preferred Stock is suitable for any particular plan, and nothing in this prospectus supplement or the accompanying prospectus should be considered investment advice offered to a plan. Plan fiduciaries, including ERISA plan fiduciaries and IRA owners, as well
as fiduciaries of plans subject to Similar Law, should consult with counsel before making an investment under this offering.

ESTIMATED USE OF PROCEEDS
The table below estimates the proceeds raised in this offering assuming that we sell the remaining 5,561,275 shares pursuant to the terms of the Dealer Manager Agreement at the public offering price of $25.00.
Estimated Proceeds of Offering

	Maximum Amount under this Offering	Percent
Gross offering proceeds	$139,031,875	100.00%
Offering expenses:
Selling commissions (1)	$9,732,231	7.00%
Dealer manager fee (1)	$4,170,956	3.00%
Other offering expenses (2)	$3,475,797	2.50%

Estimated net proceeds	$121,652,891	87.50%

(1)
Assumes maximum selling commissions equal to 7.0% of gross offering proceeds of the offering and a dealer manager fee of 3.0% of gross offering proceeds of the offering. All or a portion of selling commissions and/or of the dealer manager fee may be reallowed to participating broker-dealers. See the “Plan of Distribution” section of this prospectus supplement for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event will such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and such non-cash compensation for the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is terminated before reaching the maximum amount of offering proceeds. The selling commissions and the dealer manager fee may be reduced or eliminated for Shares sold to or for the account of certain categories of purchasers. See “
Plan of Distribution
” in this prospectus supplement. As of the date of this prospectus supplement, 438,725 shares of Series A Preferred Stock were sold under the Prior Prospectus Supplement.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Series A Preferred Stock, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including reimbursements for actual costs incurred for travel, meals and lodging by employees of our Adviser and other affiliates to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by our Adviser or its affiliates), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series A Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The dealer manager will bear any expenses related to due diligence of us by, and any salaries or commissions of, wholesalers and other participating broker dealers or related to contracting with an entity to provide DTC clearing services for the Series A Preferred Stock. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with the offering. All organization and offering expenses, including selling commissions, the dealer manager fee and non-cash compensation, are not expected to exceed 12.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of shares of Series A Preferred Stock in the offering of approximately $121.7 million, after deducting estimated offering expenses, including the maximum selling commissions and the dealer manager fee, payable by us of approximately $17.4 million. We intend to use the proceeds from this offering to repay existing indebtedness, to make investments in portfolio companies in accordance with our investment objectives and for other general corporate purposes.
Pending such uses, we may invest a portion of the net proceeds of this offering in short-term investments, such as cash and cash equivalents, which we expect will earn yields substantially lower than the interest income that we anticipate receiving in respect of investments in accordance with our investment objectives.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2024:

•	on an actual basis;

•
on an as adjusted basis to give effect to the completion of this offering and the application of the estimated net proceeds of this offering (as described under “
Estimated Use of Proceeds
”), assuming all shares of Series A Preferred Stock offered pursuant to this prospectus supplement and the accompanying prospectus are sold at an offering price per share of $25 (the liquidation preference per share of Series A Preferred Stock), after deducting the dealer manager fee and selling commissions and estimated offering expenses payable by us.

	AS OF SEPTEMBER 30, 2024
	ACTUAL	AS ADJUSTED
	(Unaudited) (Dollars in thousands)
Borrowings
Line of credit, at cost	$70,600	$70,600
Notes payable, net	254,010	254,010

Total borrowings	$324,610	$324,610
Preferred Stock
Series A Preferred Stock, $0.001 par value per share; $25 liquidation preference per share; 6,000,0000 shares authorized, 349,931 issued and outstanding, actual; 6,000,000 shares authorized, issued and oustanding, as adjusted	$7,8 46	$131,409
Net Assets
Common stock, $0.001 par value per share, 44,000,000 shares authorized, as adjusted, 22,230,587 shares issued and outstanding, actual and as adjusted (1)	$44	$44
Capital in excess of par value	492,305	492,305
Cumulative net unrealized depreciation of investments	25,249	25,249
Underdistributed net investment income	6,144	6,144
Accumulated net realized losses	(52,847)	(52,847)

Total Net Assets	470,895	470,895

Total Capitalization	$803,3 51	$926,914

(1)	None of these outstanding shares are held by us or for our account.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
This description of the Series A Preferred Stock supplements the description of the general terms and provisions of our securities, including preferred stock, in the accompanying prospectus. You should consult that general description, beginning on page 8 of the accompanying prospectus, for further information.
General
In connection with this offering, our Board of Directors reclassified 4,510,000 authorized but unissued Term Preferred Shares without designation as to series, 930,000 authorized but unissued Term Preferred Shares, 6.00% Series 2024, and 560,000 authorized but unissued shares of common stock as 6,000,000 shares of Series A Preferred Stock and authorized the issuance of such shares. As of the date of this prospectus supplement, 438,725 shares of Series A Preferred Stock were sold under the Prior Prospectus Supplement.
At the time of issuance, the Series A Preferred Stock will be fully paid and non-assessable and will have no preemptive, conversion, or exchange rights or rights to cumulative voting. The Series A Preferred Stock ranks equally with shares of all our other series of Preferred Stock that might be issued in the future as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs. The Series A Preferred Stock is, and all other Preferred Stock that we may issue in the future will be, senior as to dividends and distributions to our common stock. We may issue additional series of Preferred Stock in the future. The Series A Preferred Stock is effectively subordinated to our existing and future indebtedness, including the Notes and borrowings under the Credit Facility.
The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter including the articles supplementary (the “Articles Supplementary”), which supplement our charter by classifying the Series A Preferred Stock. You may obtain a complete copy of the Articles Supplementary by contacting us. See “
Incorporation of Certain Information by Reference
” for information on how to contact us.
Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our Board of Directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.25% per annum of the Liquidation Preference (equivalent to a fixed annual amount of $1.5625 per share) (the “Dividend Rate”).
Dividends on shares of the Series A Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series A Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid and except as otherwise provided in the following sentence, from the date of issuance. If a share of Series A Preferred Stock is issued after the record date for the dividend period in which such share is issued, dividends on such share will accrue and be cumulative from the beginning of the first dividend period commencing after its issuance. Dividends will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such other date as our Board of Directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors and will be a date that is prior to the dividend payment date. The record date typically will be on or about the 25th of each month, but such date is subject to determination by our Board of Directors.
Our Board of Directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series A Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our Board of Directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest, and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.
If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and all outstanding shares of other series of Preferred Stock, if any, the amount which we have declared will be allocated ratably to the Series A Preferred Stock and to each other series of Preferred Stock so that the amount declared for each share of Series A Preferred Stock and for each share of each other series of Preferred Stock is proportionate to the accrued and unpaid dividends on those shares.
Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock.
Ranking
The Series A Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to our common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs;

•
equal in priority with all other series of Preferred Stock we may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

•	effectively subordinated to our existing and future indebtedness, including the Notes and borrowings under the Credit Facility.
Share Repurchase Program
General
Subject to the restrictions described herein, and the terms and procedures described below under “—
Share Repurchase Procedures
,” commencing on the date of original issuance (or, if after the date of original issuance our Board of Directors suspends the share repurchase program of the Series A Preferred Stock, on the date our Board of Directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our Board of Directors, by resolution, suspends or terminates the share repurchase program, and (2) the date on which shares of the Series A Preferred Stock are listed on a national securities exchange, holders of the Series A Preferred Stock may, at their option, require us to repurchase any or all of their shares of Series A Preferred Stock for a cash payment.
Quarterly Repurchase Limit
Repurchases made under the Share Repurchase Program will be subject to a quarterly repurchase limit of 5% of our then outstanding Series A Preferred Stock (by number of shares outstanding), calculated as of the end of the previous calendar quarter.

Applicable Repurchase Discounts
As a general matter, Shares repurchased under the Share Repurchase Program will be made at the Liquidation Preference, or $25.00 per share, plus an amount equal to accrued and unpaid dividends to, but excluding, the “Stockholder Repurchase Date”, which is the tenth calendar day following delivery of such holder’s request that we repurchase shares of the Series A Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day; provided however, the share repurchase amount will be subject to the limitations set forth below:
(1) Shares that have not been outstanding for at least one year will be subject to an early repurchase discount of 10% (or at a price of $22.50 per Share);
(2) Shares that have been outstanding for at least one year but not more than two years will be subject to an early repurchase discount of 6% (or at a price of $23.50 per Share); and
(3) Shares that have been outstanding for at least two years but not more than three years will be subject to an early repurchase discount of 3% (or at a price of $24.25 per Share).
Additional Limitations
Our obligation to repurchase the Shares is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that it does not have sufficient funds available, it is restricted by applicable law from making such repurchases, or otherwise suspends or terminates the Share Repurchase Program in its sole and absolute discretion. In the event that our Board of Directors elects to terminate the Share Repurchase Program and subject to satisfaction of any applicable listing requirements, we intend to apply to list the Shares on Nasdaq or another national securities exchange within one calendar year of the termination, however, there can be no assurance that a listing will be achieved in such timeframe, or at all.
Repurchase Upon Death
Subject to certain conditions, including the limitations described above, commencing on the date of original issuance, Shares held by a natural person upon his or her death may be repurchased at the written request of the holder’s estate for a cash payment equal to the Liquidation Preference, or $25.00 per share, plus an amount equal to accrued and unpaid dividends to, but excluding, the “Death Repurchase Date”, which is the fifteenth calendar day of such estate’s request that we repurchase the Shares, or, if such fifteenth calendar day is not a business day, on the next succeeding business day.
Share Repurchase Procedures
To require us to repurchase shares of Series A Preferred Stock, a holder or the estate of a holder, as applicable, must deliver a notice of repurchase, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state or include: (1) the name and address of the stockholder whose shares of Series A Preferred Stock are requested to be repurchased, (2) the number of shares of Series A Preferred Stock requested to be repurchased, (3) the name of the broker dealer who holds the shares of Series A Preferred Stock requested to be repurchased, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to repurchase upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be repurchased.
If the Company receives repurchase requests for a number of shares in excess of the 5% quarterly repurchase limitation described above, the repurchase for that quarter will be either (1) pro rata or (2) by any other fair and equitable method that our Board of Directors may choose. If a Stockholder Repurchase Date is also a Death Repurchase Date, the limitations described under “—
Share Repurchase Program
” shall first be applied

to any repurchase requested upon the death of the holder and then to shares to be repurchased pursuant to the Share Repurchase Program. If a Stockholder Repurchase Date or Death Repurchase Date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of Series A Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the repurchase of such shares on or prior to such dividend payment date, and each holder of shares of Series A Preferred Stock that are repurchased on such Stockholder Repurchase Date or Death Repurchase Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Stockholder Repurchase Date or Death Repurchase Date, as the case may be. Upon the repurchase of any shares of Series A Preferred Stock, such shares of Series A Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series A Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the shares to be redeemed) will terminate.
We may suspend or terminate the share repurchase program at any time in our sole and absolute discretion.
Redemption
Mandatory Redemption for Asset Coverage
If we fail to maintain Asset Coverage of at least the minimum amount required by Sections 18 and 61 of the 1940 Act (which is currently 150%) as of the time of declaration of dividends or other distributions on our common stock (other than dividends payable in shares of common stock), after deducting the amount of such dividend or other distribution, as of the time of purchase of the Company’s common stock or issuance of any senior security as defined in the 1940 Act, and such failure is not cured as of the close of business on the Asset Coverage Cure Date, the Series A Preferred Stock may become subject to mandatory redemption as provided below. Any redemptions due to failure to maintain the required Asset Coverage will be made in a non-discriminatory
manner and will otherwise be consistent with the requirements of Rule
23c-2
under the 1940 Act, if applicable.
“Asset Coverage” means asset coverage of a class of senior security which is a stock, as defined for purposes of Sections 18(h) and 61 of the 1940 Act as in effect on the date of the Articles Supplementary, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination. No shares of Series A Preferred Stock or other Preferred Stock we have issued will be deemed to be outstanding for purposes of the computation of Asset Coverage if, prior to or concurrently with such determination, either sufficient deposit securities or other sufficient funds (in accordance with the terms of such Preferred Stock) to pay the full redemption price for such Preferred Stock (or the portion thereof to be redeemed) will have been deposited in trust with the Redemption and Paying Agent for such Preferred Stock and the requisite notice of redemption for such Preferred Stock (or the portion thereof to be redeemed) will have been given or sufficient deposit securities or other sufficient funds (in accordance with the terms of such Preferred Stock) to pay the full redemption price for such Preferred Stock (or the portion thereof to be redeemed) will have been segregated by us and our custodian, or the Custodian, from our assets, by means of appropriate identification on the Custodian’s books and records or otherwise in accordance with the Custodian’s normal procedures. In such event, the deposit securities or other sufficient funds so deposited or segregated will not be included as our assets for purposes of the computation of Asset Coverage.
If we fail to have such minimum Asset Coverage by the Asset Coverage Cure Date, we will, to the extent permitted by law, fix a redemption date and proceed to redeem the number of shares of Preferred Stock as described below at a price per share (the “Mandatory Redemption Price”) equal to the liquidation preference per share of the applicable Preferred Stock plus an amount equal to accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) up to, but excluding, the date fixed for redemption by our Board of Directors. We will redeem out of funds legally available the number of shares of Preferred Stock (which may include at our sole option any number or proportion of Series A Preferred

Stock) as shall be equal to the lesser of (i) the minimum number of shares of Preferred Stock, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in us having the minimum Asset Coverage required by Sections 18 and 61 of the 1940 Act (which is currently 150%), and (ii) the maximum number of shares of Preferred Stock that can be redeemed out of funds expected to be legally available in accordance with our charter and applicable law, provided further, that in connection with any such redemption for failure to maintain such Asset Coverage, we may redeem such additional number of shares of Preferred Stock that will result in our having an Asset Coverage of up to and including a percentage that is 50% higher than the minimum Asset Coverage amount required by applicable law in effect. We will effect a redemption on the date fixed by us, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if we do not have funds legally available for the redemption of all of the required number of shares of Series A Preferred Stock and other shares of Preferred Stock which have been designated to be redeemed or we otherwise are unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, we will redeem those shares of Series A Preferred Stock and other shares of Preferred Stock which we were unable to redeem on the earliest practicable date on which we are able to effect such redemption. If less than all of the outstanding Series A Preferred Stock is to be redeemed in connection with a failure to maintain the required minimum Asset Coverage, the Series A Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our Board of Directors may choose.
Optional Redemption by the Company
Except in certain limited circumstances, we cannot redeem the Series A Preferred Stock prior to the earlier of (1) first anniversary of the Termination Date and (2) January 1, 2027.
On and after the earlier of (1) first anniversary of the Termination Date and (2) January 1, 2027, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our Board of Directors may choose. Any optional redemptions will be made in a non-discriminatory
manner and will otherwise be consistent with the requirements of Rule
23c-2
of the 1940 Act, if applicable.
Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Preferred Stock and all outstanding shares of other series of Preferred Stock, if any, have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series A Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock. However, the foregoing will not prevent us from acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and all outstanding shares of other series of Preferred Stock, if any, for which all accumulated and unpaid dividends have not been paid. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of shares of Series A Preferred Stock to be redeemed; (3) the CUSIP number for the Series A Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of shares of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.
If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series A Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date, and the redemption price received by the holder on the redemption date will be $25.00 per share.
1940 Act Restrictions on Dividends and Repurchases
For so long as any shares of Preferred Stock are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in our common stock) in respect of our common stock, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such common stock, or (z) pay any proceeds of the liquidation of the Company in respect of such common stock, unless, in each case, (A) immediately thereafter, we will be in compliance with the Asset Coverage limitations applicable to us under the 1940 Act (currently 150%) after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, (B) all cumulative dividends and distributions of shares of all series of Preferred Stock, if any, ranking on parity with the Series A Preferred Stock due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or deposit securities as permitted by the terms of such Preferred Stock for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (C) we have deposited deposit securities with the Redemption and Paying Agent in accordance with the requirements described herein with respect to outstanding Preferred Stock of any series to be redeemed pursuant an Asset Coverage mandatory redemption resulting from the failure to comply with the Asset Coverage for which a notice of redemption shall have been given or shall have been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.
We may issue debt in one or more classes or series. Under the 1940 Act, we may not (1) declare any dividend with respect to any Preferred Stock if, at the time of such declaration (and after giving effect thereto), Asset Coverage with respect to any of our borrowings that are senior securities representing indebtedness (as defined in the 1940 Act) would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum Asset Coverage for senior securities representing indebtedness of a BDC as a condition of declaring dividends on its Preferred Stock) or (2) declare any other distribution on the Preferred Stock or purchase or redeem Preferred Stock if at the time of the declaration or redemption (and after giving effect thereto), Asset Coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 150% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum Asset Coverage for senior securities representing indebtedness of a BDC as a condition of declaring distributions, purchases or redemptions of its shares). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include our obligations under any borrowings. For purposes of determining Asset Coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term senior security does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term senior security also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of our total assets at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes. For purposes of determining whether the statutory Asset Coverage requirements described above apply in connection with dividends or distributions on or purchases or redemptions of Preferred Stock, such Asset Coverage is determined on the basis of values calculated as of a time within
48
hours (not including Sundays and holidays) next preceding the time of the applicable determination.
Liquidation Rights
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation distribution equal to the Liquidation Preference, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock. If our assets legally available for distribution to stockholders are insufficient to pay in full the Liquidation Preference plus an amount equal to any accumulated and unpaid dividends on the Series A Preferred Stock and the amounts due upon liquidation with respect to such other shares of Preferred Stock, then the available assets will be distributed among the holders of the Series A Preferred Stock and such other series of Preferred Stock ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of Preferred Stock will in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series A Preferred Stock and the liquidation preference on such other series of Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus an amount equal to any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.
Voting Rights
Except as otherwise provided in our charter, including the terms of the Series A Preferred Stock, each holder of a share of Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock held by such holder on each matter submitted to a vote of our stockholders and the holders of outstanding shares of any Preferred Stock, including the Series A Preferred Stock, vote together with holders of common stock as a single class. Under applicable rules of Nasdaq and Maryland law, we are currently required to hold annual meetings of stockholders.
In addition, the holders of outstanding shares of any Preferred Stock, including the Series A Preferred Stock, are entitled, as a class, to the exclusion of the holders of all other securities and the common stock, to elect two of our directors at all times (regardless of the total number of directors serving on the Board of Directors). We refer to these directors as the “Preferred Directors”. The holders of outstanding shares of common stock and Preferred Stock, including Series A Preferred Stock, voting together as a single class, elect the balance of our directors. Under our bylaws, our directors are divided into three classes. At each annual meeting of our stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Our Preferred Directors will be up for election in 2026. Notwithstanding the foregoing, if: (1) at the close of business on any dividend payment date for dividends on any outstanding share of any Preferred Stock, including any outstanding shares of Series A Preferred Stock, accumulated dividends (whether or not earned or declared) on the shares of Preferred Stock, including the Series A Preferred Stock, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or (2) at any time holders of any shares of Preferred Stock are entitled under the 1940 Act to elect a majority of our directors (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting our Board of Directors will automatically be increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of any Preferred Stock, including the Series A Preferred Stock, as described above, would constitute a majority of our Board of Directors as so increased by such smallest number; and the holders of the shares of Preferred Stock, including the Series A Preferred Stock, will be entitled as a class on a one-vote-per-share basis, to elect such additional directors. The terms of office of the individuals who are directors at the time of that election will not be affected by the election of the additional directors. If we thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock, including Series A Preferred Stock, for all past dividend periods, or the Voting Period is otherwise terminated, (1) the voting rights stated above shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described herein, and (2) the terms of office of all of the additional directors so elected will terminate automatically. Any Preferred Stock, including Series A Preferred Stock, issued after the date hereof will vote with Series A Preferred Stock as a single class on the matters described above, and the issuance of any other Preferred Stock, including Series A Preferred Stock, by us may reduce the voting power of the holders of Series A Preferred Stock.
As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described above, we will call a special meeting of such holders and notify the Redemption and Paying Agent and/or such other person as is specified in the terms of such Preferred Stock to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Stock, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If we fail to call such a special meeting, it may be called at our expense by any such holder on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Preferred Stock held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all our other securities and classes of capital stock), will be entitled to elect the number of additional directors prescribed above on a one-vote-per-share basis.
Except as otherwise permitted by the terms of the Series A Preferred Stock, so long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of shares of Series A Preferred Stock, voting as a separate class, amend, alter or repeal the provisions of the charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any privilege, preference, right or power of the Series A Preferred Stock; provided, however, that (i) a change in our capitalization as described under the heading “—
Issuance of Additional Preferred Stock
” will not be considered to materially and adversely affect the privileges, preferences, rights or powers of Series A Preferred Stock, and (ii) a division of a share of Series A

Preferred Stock will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of shares of Series A Preferred Stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any privilege, preference, right or power of a share of Series A Preferred Stock or the holder thereof unless such matter (i) alters or abolishes any preferential right of such share of Series A Preferred Stock, or (ii) creates, alters or abolishes any right in respect of redemption of such Series A Preferred Stock (other than as a result of a division of such Series A Preferred Stock). So long as any shares of Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least 66
2 / 3
% of the shares of Preferred Stock outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as we are solvent and do not foresee becoming insolvent. No amendment, alteration or repeal of our obligation to redeem the Series A Preferred Stock or to accumulate dividends at the Dividend Rate will be effected without, in each case, the prior unanimous vote or consent of the holders of shares of Series A Preferred Stock.
The affirmative vote of the holders of at least a “majority of the outstanding shares of Preferred Stock,” including the shares of Series A Preferred Stock outstanding at the time, voting as a separate class, will be required (i) to approve us ceasing to be, or to withdraw our election as, a BDC, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of Preferred Stock. For purposes of the foregoing, the vote of a “majority of the outstanding shares of Preferred Stock” means the vote at an annual or special meeting duly called of (a) 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (b) more than 50% of such outstanding shares, whichever is less.
For purposes of determining any rights of the holders of shares of Series A Preferred Stock to vote on any matter, whether such right is created by our charter, including the terms of the Series A Preferred Stock, by statute or otherwise, no holder of Series A Preferred Stock will be entitled to vote any shares of Series A Preferred Stock and no share of Series A Preferred Stock will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such shares of Series A Preferred Stock will have been given in accordance with the terms of the Series A Preferred Stock, and the Redemption Price for the redemption of such shares of Series A Preferred Stock will have been irrevocably deposited with the Redemption and Paying Agent for that purpose. No shares of Series A Preferred Stock held by us will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.
Unless otherwise required by law or our charter, holders of shares of Series A Preferred Stock will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the “
Voting Rights
” section of the Articles Supplementary. The holders of shares of Series A Preferred Stock have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on Series A Preferred Stock, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above.
Issuance of Additional Preferred Stock
So long as any shares of Series A Preferred Stock are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing stock under Sections 18 and 61 of the 1940 Act, ranking on parity with the Series A Preferred Stock as to the payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, in addition to then outstanding shares of Series A Preferred Stock, including additional series of Preferred Stock, and authorize, issue and sell additional shares of any such series of Preferred Stock then outstanding or so established and created, including additional shares of the Series A Preferred Stock, in each case in accordance with applicable law, provided that we will, immediately after giving effect to the issuance of such additional Preferred Stock and to our receipt and application of the proceeds thereof, including to the redemption of Preferred Stock with such proceeds, have Asset Coverage as required by Sections 18 and 61 of the 1940 Act (which is currently 150%).
Modification
The Board of Directors, without the vote of the holders of shares of Series A Preferred Stock, may interpret or correct the provisions of the Articles Supplementary to supply any omission, resolve any inconsistency or ambiguity or to cure or correct any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Stock or the common stock.
Transfer Agent and Registrar
The transfer agent and registrar for the Series A Preferred Stock is Computershare, Inc.
Listing
We do not intend to apply to list the Series A Preferred Stock on Nasdaq. In the event that our Board of Directors elects to terminate the Share Repurchase Program and subject to satisfaction of any applicable listing requirements, we intend to apply to list the Shares on Nasdaq or another national securities exchange within one calendar year of the termination, however, there can be no assurance that a listing will be achieved in such timeframe, or at all.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This discussion serves as a supplement to the discussion in the accompanying prospectus under the heading “Material U.S. Federal Income Tax Considerations—Taxation of Our U.S. Stockholders.”
That discussion, as supplemented by the following, is a general summary of the material U.S. federal income tax considerations applicable to the Company, to the Company’s qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code, and to the acquisition, holding and disposition of shares of Series A Preferred Stock by U.S. stockholders (as defined herein). This discussion is based upon the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder and judicial and administrative ruling authorities, all as currently in effect, all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. This summary applies only to beneficial owners that acquire their shares of Series A Preferred Stock from the Company and that hold such shares as capital assets. This discussion applies only to beneficial owners of Series A Preferred Stock that acquired such shares in an initial offering. This summary does not purport to be a complete description of all the income tax considerations applicable to an investment in Series A Preferred Stock. This summary does not address the U.S. federal income tax consequences that may be relevant to a particular stockholder or to stockholders that may be subject to special treatment under U.S. federal income tax laws, except where specifically noted. For example, it generally does not describe the tax consequences that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, entities that are treated as pass-through entities for U.S. federal income tax purposes (including S-corporations), insurance companies, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, financial institutions, REITs, RICs, U.S. persons with a functional currency other than the U.S. dollar, non-U.S. stockholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the U.S., “controlled foreign corporations,” “passive foreign investment companies,” and persons that will hold Series A Preferred Stock as a position in a “straddle,” “hedge,” or as part of a “constructive sale” for U.S. federal income tax purposes or to the owners or partners of any stockholder. No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) regarding any matter relating to the Company or the Series A Preferred Stock and no assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described herein. This discussion does not constitute tax advice. Stockholders must consult their tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Series A Preferred Stock, as well as the effects of state, local and non-U.S. tax laws. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax.
For purposes of the discussion below, a “U.S. stockholder” generally is a beneficial owner of Series A Preferred Stock that is for U.S. federal income tax purposes: an individual who is a citizen or resident of the U.S.; a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia; a trust if (i) a U.S. court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of the substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or an estate, the income of which is subject to U.S. federal income taxation regardless of its source. For purposes of this discussion, a “non-U.S. stockholder” is a beneficial owner of our common stock that is not a U.S. stockholder. This discussion does not apply to persons other than U.S. stockholders.
Stockholders are urged to consult their tax advisors as to the tax consequences of the acquisition, holding and disposition of shares of Series A Preferred Stock.
Taxation of U.S. stockholders
Distribution on our Series A Preferred Stock.
In the case of distributions with respect to the Series A Preferred Stock, a U.S. Stockholder of such shares generally will be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our Series A Preferred Stock, and then to our common stock. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year. The recently proposed regulations referred to under the heading “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Stockholders” in the accompanying prospectus, permitting (subject to limitations) a 20% deduction with respect to certain dividends paid by us that attributable to our “qualified REIT dividends,” have been finalized.
If we allow dividends on the Series A Preferred Stock to accumulate to an amount that exceeds certain thresholds in relation to a U.S. Stockholder’s tax basis in the Series A Preferred Stock and subsequently pay such accumulated dividends, such payment could be characterized as an “extraordinary dividend” under the Code, with the result that certain corporate holders may be required to reduce their tax basis in the Series A Preferred Stock by a portion of such extraordinary dividend, and a non-corporate holder may be required to treat loss on the sale of such Series A Preferred Stock as long-term capital loss to the extent of a portion of the extraordinary dividends received.
Prospective investors should consult their tax advisor with respect to these rules.
Sale of Exchange.
Subject to the discussion below regarding redemptions of the Series A Preferred Stock, a U.S. Stockholder generally will realize capital gain or loss on a sale or other disposition of Series A Preferred Stock measured by the difference between the U.S. Stockholder’s amount realized on the sale or exchange and the U.S. Stockholder’s adjusted tax basis in its Series A Preferred Stock, and such gain or loss would be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common stock.
Redemption of our Series A Preferred Stock.
A redemption of Series A Preferred Stock will be treated under Section 302 of the Code as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders ( except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution), if the redemption (a) is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, (b) results in a “complete termination” of U.S. stockholder’s ownership of our stock or (c) is “substantially disproportionate” with respect to the U.S. stockholder, in each case, within the meaning of Section 302(b) of the Code.
In determining whether any of these tests have been met, stock (including both Preferred Stock and common stock) actually owned and considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code generally must be taken into account. In general, a U.S. stockholder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in us and that exercises no control over our corporate affairs will be entitled to sale or exchange treatment if such U.S. stockholder experiences a reduction in its equity interest in us as a result of the redemption. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption does not satisfy any of the foregoing tests, the amount of cash received in the redemption will be treated as a distribution, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to the U.S. Stockholders, except that we expect to allocate our current earnings and profits to regular distributions on our preferred stock and common stock (in the manner described above), if any, before redemptions on the Series A Preferred Stock. The U.S. Stockholder’s adjusted tax basis in the redeemed Series A Preferred Stock would, in that case, be transferred to the U.S. Stockholder’s remaining stockholdings in us. If, however, the U.S. Stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Series A Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a U.S. Stockholder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. Each U.S. Stockholder should consult its tax advisor with respect to the treatment of a redemption of our Series A Preferred Stock that is treated as a distribution.
Taxation of Non-U.S. Stockholders
Distribution on our Series A Preferred Stock.
In the case of distributions with respect to the Series A Preferred Stock, a non-U.S. Stockholder of such shares generally will be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus, subject to the rules with respect to calculation of earnings and profits and the designation of certain types of income to each class as discussed above under “Taxation of U.S. Stockholders— Distributions on our Series A Preferred Stock.”
Sale or Exchange.
Subject to the discussion below regarding redemptions, the sale or exchange of Series A Preferred Stock by a non-U.S. Stockholder will generally be subject to the same rules that are applicable to sales or exchanges of our common stock, as discussed in the accompanying prospectus.
Redemption of our Series A Preferred Stock.
The tax treatment of a redemption of Series A Preferred Stock by a non-U.S. Stockholder will be as described above under “Taxation of U.S. Stockholders—Redemptions,” and will generally be subject to the same rules that are applicable to distributions, sales or exchanges, as applicable, of our common stock, as discussed in the accompanying prospectus.
CERTAIN ERISA AND OTHER RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and holding of Series A Preferred Stock by any (i) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) plan described in, and subject to, Section 4975 of the Code, including an IRA or a Keogh plan, (iii) plan subject to Similar Law and (iv) entity or account whose underlying assets include “plan assets” of any such employee benefit plan or plan on account of any such plan’s investment in such entity (we refer to each such plan, entity or account described in clauses (i) through (iv) as a “Plan”). This summary is based on provisions of ERISA and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.
General Fiduciary Matters
ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Benefit Plan”) and prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan.
In considering the acquisition and holding of Series A Preferred Stock using the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law.
Each Plan should also consider the fact that none of us, the Adviser, our Board of Directors, the Dealer Manager or any affiliates thereof will act as a fiduciary to any Plan with respect to the decision to acquire shares of Series A Preferred Stock and is not undertaking to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision. The decision to acquire Series A Preferred Stock must be made by each prospective Plan purchaser on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Benefit Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a non-exempt prohibited transaction could cause the IRA to lose its tax-exempt status in certain cases.
The acquisition and/or holding of Series A Preferred Stock by a Benefit Plan with respect to which we, the Adviser, the Dealer Manager or any affiliates thereof is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, unless the shares of Series A Preferred Stock are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and holding of Series A Preferred Stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers; PTCE 90-1, respecting insurance company pooled separate accounts; PTCE 91-38, respecting bank collective investment funds; PTCE 95-60, respecting life insurance company general accounts; and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the person transacting with the Benefit Plan nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan involved in the transaction and provided further that the Benefit Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plans considering acquiring and/or holding Series A Preferred Stock in reliance on these or any other exemption should carefully review the exemption in consultation with its advisors to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of

ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar requirements and prohibitions under Similar Law. Fiduciaries of such plans should consult with their counsel before acquiring Series A Preferred Stock.
Because of the foregoing, shares of Series A Preferred Stock should not be acquired or held by any person investing the assets of any Plan, unless such acquisition and holding will not constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code or a violation of any applicable Similar Law.
Plan Asset Issues
ERISA and regulations issued by the Department of Labor at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), generally provide that when a Benefit Plan acquires an equity interest in an entity that is neither a security issued by an investment company registered under the 1940 Act, nor a “publicly-offered security,” the Benefit Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies, such as the Insignificant Participation Test (as described below). It is not anticipated that the Series A Preferred Stock will be issued by an investment company registered under the 1940 Act.
For purposes of the Plan Asset Regulation, a “publicly-offered security” is a security that satisfies certain registration requirements under federal securities laws, is “widely held” and “freely transferable.” A class of securities satisfies the registration requirement under the Plan Asset Regulation if either (i) it is part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”) or (ii) it is sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred. The Plan Asset Regulation provides that a class of securities is “widely held” for purposes of the publicly-offered securities exception if it is a class of securities that is owned by 100 or more persons who are independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. The Plan Asset Regulation further provides that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. For purposes of the Insignificant Participation Test, the Plan Asset Regulation provides that equity participation in an entity by Benefit Plans is not significant if, immediately after the most recent acquisition of an equity interest in the entity, less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plans, disregarding, for purposes of such determination, any interests held by persons and their affiliates (other than Benefit Plans) who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets.
Shares of Series A Preferred Stock may not be acquired by or transferred to any Benefit Plan until the Series A Preferred Stock qualify as “publicly-offered securities” for purposes of the Plan Asset Regulation. At any time that the Series A Preferred Stock qualify as “publicly-offered securities”, we do not intend to limit or monitor investments in our Series A Preferred Stock by Benefit Plans.
There can be no assurance that the Series A Preferred Stock will be considered “publicly-offered securities” or that the Insignificant Participation Exception will apply. If our assets were deemed to be “plan assets” subject to ERISA or Section 4975 of the Code, this would result in, among other things, (i) the application of the prudence and other fiduciary responsibility standards of ERISA to us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code. The foregoing requirements of ERISA and the Code are complex and subject to change. Plan fiduciaries are urged to consult with their own advisors regarding an investment in shares of Series A Preferred Stock.

Representation
Until the Series A Preferred Stock qualify as “publicly-offered securities” for purposes of the Plan Asset Regulation, each purchaser and subsequent transferee of shares (or any interest therein) will deemed to represent and warrant that (1) it is not a Benefit Plan and no portion of the assets used to acquire or hold shares of Series A Preferred Stock (or any interest therein) constitute the assets of any Benefit Plan, and (2) if it is a Plan subject to Similar Law, the acquisition, holding and disposition of shares of Series A Preferred Stock will not constitute or give rise to a violation of any Similar Law.
At any time that the Series A Preferred Stock qualify as “publicly-offered securities” for purposes of the Plan Asset Regulation, each purchaser and subsequent transferee of shares of Series A Preferred Stock (or any interest therein) will deemed to represent and warrant that either (1) it is not a Plan and no portion of the assets used to acquire or hold shares of Series A Preferred Stock constitutes assets of any Plan, or (2) the acquisition, holding and disposition of shares of Series A Preferred Stock will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.
Reporting
Plans subject to ERISA may be required to report certain compensation paid by us to our service providers as “reportable indirect compensation” on Schedule C to Form 5500, unless such compensation is characterized as “eligible indirect compensation”. To the extent any compensation arrangements described herein constitute reportable indirect compensation, the descriptions contained herein of fees and expenses are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or violations of Similar Law, it is particularly important that fiduciaries, or other persons considering purchasing shares of Series A Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of Series A Preferred Stock. The acquisition, holding and, to the extent relevant, disposition of Series A Preferred Stock by or to any Plan is in no respect a representation by us, our Board of Directors, the Adviser, the Dealer Manager or any affiliates or representatives thereof that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Purchasers of Series A Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of shares of Series A Preferred Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Law.

PLAN OF DISTRIBUTION
General
Under the Dealer Manager Agreement, we may sell up to 6,000,000 Shares through Gladstone Securities, our affiliated dealer manager, on a “reasonable best efforts” basis at a public offering price of $25.00 per share. To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share will be decreased by an amount equal to such reduction. As of the date of this prospectus supplement, 438,725 shares of Series A Preferred Stock were sold under the Prior Prospectus Supplement.
“Reasonable best efforts” means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series A Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series A Preferred Stock.
The Termination Date for the offering is the earlier of December 31, 2026 (unless earlier terminated or extended by our Board of Directors) or the date on which all shares offered under the Dealer Manager Agreement are sold. We may terminate this offering at any time or may offer the Series A Preferred Stock pursuant to a new registration statement.
We will sell the Shares using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing Shares through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, National Association. In addition, such investors will pay the full purchase price for their Shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “—
Settlement Procedures
” below for a description of the closing procedures with respect to each of the closing methods.
Gladstone Securities is a privately held broker dealer registered with FINRA and insured by the Securities Investor Protection Corporation. Gladstone Securities is an affiliate of ours, as its parent company is owned and controlled by Mr. David Gladstone, our chairman and chief executive officer. Mr. Gladstone also serves on the board of managers of Gladstone Securities. John Dellafiora, Jr., our chief compliance officer, serves as the chief compliance officer of Gladstone Securities, and Michael LiCalsi, our general counsel and secretary, serves as general counsel of Gladstone Securities. Both Mr. Dellafiora and Mr. LiCalsi are managing principals of Gladstone Securities and serve on its board of managers.
The Dealer Manager Agreement automatically terminates upon the Termination Date or may be terminated by either party at any time on 60 days’ written notice.
Compensation of Dealer Manager and Participating Broker-Dealers
We will pay to Gladstone Securities selling commissions of up to 7.0% of the gross offering proceeds from the offering. We will also pay to Gladstone Securities up to 3.0% of the gross offering proceeds from the offering as compensation for acting as dealer manager. As dealer manager, Gladstone Securities will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and dealer manager fee under the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is terminated prior to reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Series A Preferred Stock.
We expect Gladstone Securities to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell the Series A Preferred Stock. Gladstone Securities may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. Gladstone Securities may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.
We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of Shares to investors who:

•	purchase through fee-based programs also known as “wrap accounts”;

•	purchase through participating broker-dealers that have alternative fee arrangements with their clients;

•	purchase through certain registered investment advisors;

•	purchase through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; or

•	are an endowment, foundation, pension fund or other institutional investor.
The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the Series A Preferred Stock.
Further, the selling commission and/or dealer manager fee may be reduced or eliminated, subject to the agreement of the Dealer Manager, to certain investors who have agreed with a participating broker dealer to reduce or eliminate the selling commission and/or the dealer manager fees. The net proceeds we receive will not be affected by such sales of Shares at a discount.
Your ability to receive a discount or fee waiver may depend on the financial advisor or broker dealer through which you purchase your Shares. An investor qualifying for a discount will generally receive a higher percentage return on such investor’s investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Shares.
Any discounts or fee waivers applicable to sales of Shares will reduce the purchase price per Share and thereby allow the purchase by an investor of additional shares for the same investment amount.
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell the remaining 5,561,275 of the shares under the Dealer Manager Agreement with the maximum selling commissions and dealer manager fee.

(Maximum under the Offering)
Selling commissions (7.00%)	$9,732,231
Dealer manager fee (3.00%)	$4,170,956
Total	$13,903,188
We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event will such gifts exceed an aggregate value of $100.00 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, dealer manager fee and such non-cash compensation under the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is terminated before reaching the maximum amount of offering proceeds. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee. To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and Gladstone Securities against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Dealer Manager Agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
We expect expenses (other than selling commissions and the dealer manager fee) incurred by us or on our behalf in connection with this offering (including the qualification and registration of this offering and the marketing and distribution of the Shares, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including reimbursements for actual costs incurred for travel, meals and lodging by employees of our Adviser and other affiliates to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by our Adviser or its affiliates), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees) to be in an amount not to exceed 2.5% of the aggregate gross proceeds of this offering. The dealer manager will bear any expenses related to due diligence of us by, and any salaries or commissions of, wholesalers and other participating broker dealers or related to contracting with an entity to provide DTC clearing services for the Series A Preferred Stock. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with the offering. All organization and offering expenses, including selling commissions and the dealer manager fee, borne by us are not expected to exceed 12.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.
Settlement Procedures
If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of shares of Series A Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the shares by the settlement date, which depends on when you place the order during the bi-monthly
settlement cycle and can generally be anywhere from one to 15 days after the date of your order. This purchase price will not be held in escrow.
Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Series A Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.
Irrespective of whether you purchase shares using DTC Settlement or DRS Settlement, by accepting shares of Series A Preferred Stock you will be deemed to have accepted the terms of our charter.
Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, National Association by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally expect to admit stockholders on a bi-monthly basis.
Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus supplement and have had sufficient time to review this prospectus supplement. Each participating broker-dealer will maintain records of the information used to determine that an investment in the Series A Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
Minimum Purchase Requirements
There will be a minimum permitted purchase in the offering of 200 shares having an aggregate purchase price of $5,000. We reserve the right to waive the minimum purchase requirement in our sole discretion in consultation with our dealer manager. You should note that an investment in the Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND PAYING AGENT
The custodian of our assets is The Bank of New York Mellon Corp. The custodian’s address is: 500 Ross Street, Suite 935, Pittsburgh, PA 15262. Our assets are held under bank custodianship in compliance with the 1940 Act. Securities held through Business Loan, our wholly owned subsidiary, are held under a custodian agreement with The Bank of New York Mellon Corp., which acts as collateral custodian pursuant to the Credit Facility with KeyBank and certain other parties. The address of the collateral custodian is 2322 French Settlement Road, Suite 100, Dallas, TX 75212. Computershare acts as our transfer and dividend paying agent and registrar for our common stock and the Series A Preferred Stock. The principal business address of Computershare is 150 Royall Street, Canton, Massachusetts 02021, telephone number (781) 575-2000. Computershare also maintains an internet website at
www.computershare.com
.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Kirkland & Ellis LLP, Washington, D.C. Kirkland & Ellis LLP also represents the Adviser. Certain matters of Maryland law, including the validity of the Series A Preferred Stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland.
EXPERTS
The financial statements and the senior securities table incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement, and later information that we file with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference herein.
We incorporate by reference in this prospectus supplement the document listed below that has been previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 13, 2024; and

•	Current Report on Form 8-K filed November 15, 2024.
We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or the offering of these securities is otherwise terminated; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed shall not be deemed to be incorporated by reference in this prospectus supplement and in the accompanying prospectus.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s website as described under “Where You Can Find More Information” in this prospectus supplement. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by writing or calling our Investor Relations Department at the following address and telephone number:
Investor Relations
Gladstone Capital Corporation
1521 Westbranch Drive, Suite 100
McLean, Virginia 22102
(703) 287-5800
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge on the investors section of our website at
www.GladstoneCapital.com
. Except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website free of charge at
www.sec.gov
. You can request a copy of any of our SEC filings, including those incorporated by reference herein or in the accompanying prospectus, at no cost, by writing or telephoning us at the address or telephone number above.

PROSPECTUS

$700,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

SUBSCRIPTION RIGHTS

WARRANTS

We may offer, from time to time, up to $700,000,000 aggregate initial offering price of our common stock, $0.001 par value per share, preferred stock, $0.001 par value per share, debt securities, subscription rights, warrants representing rights to purchase shares of our common or preferred stock, or debt securities, or concurrent, separate offerings of these securities (collectively “Securities”), in one or more offerings. The Securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. In the case of our common stock and warrants or rights to acquire such common stock hereunder, the offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing common stockholders, (ii) with the consent of the holders of the majority of our outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or (iii) under such other circumstances as the U.S. Securities and Exchange Commission (“SEC”) may permit. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.

We operate as an externally managed, closed-end, non-diversified management investment company and have elected to be treated as a business development company (“BDC”) under the 1940 Act. For federal income tax purposes, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Our investment objectives are to: (1) achieve and grow current income by investing in debt securities of established lower middle market companies in the U.S. that we believe will provide stable earnings and cash flow to pay expenses, make principal and interest payments on our outstanding indebtedness and make distributions to stockholders; and (2) provide our stockholders with long-term capital appreciation in the value of our assets by investing in equity securities, in connection with our debt investments, that we believe can grow over time to permit us to sell our equity investments for capital gains.

Our Securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our Securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our Securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of such Securities. Our common stock is traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GLAD” and our 7.75% Notes due 2028 trade on Nasdaq under the ticker symbol “GLADZ.” As of January 10, 2024, the last reported sales price for our common stock was $11.09.

The securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

An investment in our Securities involves certain risks, including, among other things, the risk of leverage and risks relating to investments in securities of small, private and developing businesses. Common shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset value per share. If our shares trade at a discount to their net asset value, this will likely increase the risk of loss to purchasers of our shares. You should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in, or incorporated by reference into, the section titled “Risk Factors” beginning on page 5 of this prospectus or included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus before investing in our securities.

This prospectus contains information you should know before investing in our Securities, including information about risks. Please read it before you invest and keep it for future reference. Additional information about us, including material incorporated by reference in this prospectus, has been filed with the SEC and can be accessed at its website at www.sec.gov. This information is also available free of charge or you may make stockholder inquiries by writing to us at Investor Relations, Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102, by calling our toll-free investor relations line at 1-866-214-7543 or on our website at www.gladstonecapital.com. See “Additional Information.” Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

The SEC has not approved or disapproved these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

January 17, 2024

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates on their respective covers only. Our business, financial condition, results of operations and prospects may have changed since such dates. We will update these documents to reflect material changes only as required by law.

This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, up to $700,000,000 of our Securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the Securities that we may offer. Each time we use this prospectus to offer Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement. Please carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under “Risk Factors”, “Available Information”, and “Incorporation of Certain Documents by Reference” before you make an investment decision.

PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It is not complete and may not contain all the information that you may want to consider. You should read the entire prospectus and any prospectus supplement carefully, including the section entitled “Risk Factors.” Except where the context suggests otherwise, the terms “we,” “us,” “our,” the “Company” and “Gladstone Capital” refer to Gladstone Capital Corporation; “Adviser” refers to Gladstone Management Corporation; “Administrator” refers to Gladstone Administration, LLC; “Gladstone Commercial” refers to Gladstone Commercial Corporation; “Gladstone Investment” refers to Gladstone Investment Corporation; “Gladstone Land” refers to Gladstone Land Corporation; “Gladstone Securities” refers to Gladstone Securities, LLC; and “Affiliated Public Funds” refers collectively to Gladstone Commercial, Gladstone Investment and Gladstone Land.

General

Gladstone Capital Corporation was incorporated under the Maryland General Corporation Law on May 30, 2001 and completed an initial public offering on August 24, 2001. We are an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act. In addition, we have elected to be treated for tax purposes as a RIC under the Code. We were established for the purpose of investing in debt and equity securities of established private businesses operating in the United States (“U.S.”).

Shares of our common stock trade on Nasdaq under the trading symbol “GLAD” and our 7.75% Notes due 2028 (the “2028 Notes”) trade on Nasdaq under the ticker symbol “GLADZ.”

Our Investment Objectives and Strategy

Our investment objectives are to: (1) achieve and grow current income by investing in debt securities of established lower middle market companies (which we generally define as companies with annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $3 million to $15 million) in the U.S. that we believe will provide stable earnings and cash flow to pay expenses, make principal and interest payments on our outstanding indebtedness, and make distributions to stockholders; and (2) provide our stockholders with long-term capital appreciation in the value of our assets by investing in equity securities, in connection with our debt investments, that we believe can grow over time to permit us to sell our equity investments for capital gains. To achieve our objectives, our primary investment strategy is to invest in several categories of debt and equity securities, with each investment generally ranging from $8 million to $30 million, although investment size may vary, depending upon our total assets or available capital at the time of investment. We lend to borrowers that need funds for growth capital, to finance acquisitions, or to recapitalize or refinance their existing debt facilities. We seek to avoid investing in high-risk, early-stage enterprises. Our targeted portfolio companies are generally considered too small for the larger capital marketplace. We expect that our investment portfolio over time will consist of approximately 90.0% debt investments and 10.0% equity investments, at cost. As of September 30, 2023, our investment portfolio was made up of approximately 91.4% debt investments and 8.6% equity investments, at cost.

We invest by ourselves or jointly with other funds and/or management of the portfolio company, depending on the opportunity. In July 2012, the SEC granted us an exemptive order (the “Co-Investment Order”) that expanded our ability to co-invest, under certain circumstances, with certain of our affiliates, including Gladstone Investment and any future BDC or registered closed-end management investment company that is advised (or sub-advised if it controls the fund) by the Adviser, or any combination of the foregoing, subject to the conditions in the Co-Investment Order. We believe the Co-Investment Order has enhanced and will continue to enhance our ability to further our investment objectives and strategies. If we are participating in an investment with one or more co-investors, whether or not an affiliate of ours, our investment is likely to be smaller than if we were investing alone.

In general, our investments in debt securities have a term of no more than seven years, accrue interest at variable rates (generally based on one-month term Secured Overnight Financing Rate (“SOFR”), or, historically, the 30-day London Interbank Offered Rate (“LIBOR”) and, to a lesser extent, at fixed rates. We seek debt instruments that pay interest monthly or, at a minimum, quarterly, may have a success fee or deferred interest provision and are primarily interest only, with all principal and any accrued but unpaid interest due at maturity. Generally, success fees accrue at a set rate and are contractually due upon a change of control of a portfolio company, typically from an exit or sale. Some debt securities have deferred interest whereby some portion of the interest payment is added to the principal balance so that the interest is paid, together with the principal, at maturity. This form of deferred interest is often called paid-in-kind interest.

Typically, our equity investments consist of common stock, preferred stock, limited liability company interests, or warrants to purchase the foregoing. Often, these equity investments occur in connection with our original investment, recapitalizing a business, or refinancing existing debt.

Since our initial public offering in 2001 and through September 30, 2023, we have invested in approximately 273 different companies. We expect that our investment portfolio will primarily include the following three categories of investments in private companies operating in the U.S.:

•

Secured First Lien Debt Securities: We seek to invest a portion of our assets in secured first lien debt securities also known as senior loans, senior term loans, lines of credit and senior notes. Using its assets as collateral, the borrower typically uses first lien debt to cover a substantial portion of the funding needs of the business. These debt securities usually take the form of first priority liens on all, or substantially all, of the assets of the business. First lien debt securities may include investments sourced from the syndicated loan market.

•

Secured Second Lien Debt Securities: We seek to invest a portion of our assets in secured second lien debt securities, also known as subordinated loans, subordinated notes and mezzanine loans. These secured second lien debt securities rank junior to the secured borrowers’ first lien debt securities and may be secured by second priority liens on all or a portion of the assets of the business. Additionally, we may receive other yield enhancements in addition to or in lieu of success fees such as warrants to buy common and preferred stock or limited liability interests in connection with these second lien secured debt securities. Second lien debt securities may include investments sourced from the syndicated loan market.

•

Preferred and Common Equity/Equivalents: In some cases we will purchase equity securities which consist of preferred and common equity or limited liability company interests, or warrants or options to acquire such securities, and are in combination with our debt investment in a business. Additionally, we may receive equity investments derived from restructurings on some of our existing debt investments. In some cases, we will own a significant portion of the equity and in other cases we may have voting control of the businesses in which we invest.

Under the 1940 Act, we may not acquire any asset other than assets of the type listed in Section 55 of the 1940 Act, which are referred to as “qualifying assets” and generally include each of the investment types listed above, unless, at the time the acquisition is made, qualifying assets (other than certain assets related to our operations) represent at least 70.0% of our total assets.

We expect that most, if not all, of the debt securities we acquire will not be rated by a credit rating agency. Investors should assume that these loans would be rated below “investment grade” quality. Investments rated below investment grade are often referred to as high yield securities or junk bonds and may be considered higher risk, as compared to investment-grade debt instruments. In addition, many of the debt securities we hold may not amortize prior to maturity.

Our Investment Adviser and Administrator

We are externally managed by the Adviser, an investment adviser registered with the SEC and an affiliate of ours, pursuant to an investment advisory and management agreement (as amended and / or restated from time to time, the “Advisory Agreement”). The Adviser manages our investment activities. We have also entered into an administration agreement with the Administrator, an affiliate of ours and the Adviser, whereby we pay separately for administrative services (the “Administration Agreement”). Each of the Adviser and the Administrator are privately-held companies that are indirectly owned and controlled by David Gladstone, our chairman and chief executive officer. Mr. Gladstone and Terry Lee Brubaker, our chief operating officer, also serve on the board of directors of the Adviser, the board of managers of the Administrator, and as executive officers of the Adviser and the Administrator. The Administrator employs, among others, our chief financial officer and treasurer, chief valuation officer, chief compliance officer, general counsel and secretary (who also serves as the president of the Administrator) and their respective staffs. The Adviser and Administrator have extensive experience in our lines of business and also provide investment advisory and administrative services, respectively, to our affiliates, including the Affiliated Public Funds. In the future, the Adviser and Administrator may provide investment advisory and administrative services, respectively, to other funds and companies, both public and private.

The Adviser was organized as a corporation under the laws of the State of Delaware on July 2, 2002, and is an SEC registered investment adviser under the Investment Advisors Act of 1940, as amended. The Administrator was organized as a limited liability company under the laws of the State of Delaware on March 18, 2005. The Adviser and Administrator are headquartered in McLean, Virginia, a suburb of Washington, D.C., at 1521 Westbranch Drive, McLean, Virginia 22102. The Adviser also has offices in other states.

At a special meeting of stockholders which has been adjourned to January 24, 2024, our stockholders are being asked to approve a new investment advisory agreement (the “New Advisory Agreement”) between us and the Adviser. The proposal to approve the New Advisory Agreement is the result of an anticipated change in control of the Adviser. The Adviser was organized as a corporation under the Delaware General Corporation Law on July 2, 2002. From inception, the Adviser has been 100% indirectly owned and controlled by David Gladstone. David Gladstone owns 100% of the voting and economic interests of The Gladstone Companies, Ltd., which in turn owns 100% of the voting and economic interests of The Gladstone Companies, Inc., which in turn owns 100% of the voting and economic interests of the Adviser. Immediately after approval of the New Advisory Agreement by our stockholders and approval by the stockholders of Gladstone Investment of a similar proposal, the Adviser will enter into a voting trust agreement (the “Voting Trust Agreement”), among David Gladstone, Lorna Gladstone, Laura Gladstone, Kent Gladstone and Jessica Martin, each as a trustee and collectively, as the board of trustees of the voting trust (the “Voting Trust Board”), the Adviser and certain stockholders of the Adviser, pursuant to which David Gladstone will deposit all of his indirect interests in the Adviser, which represented 100% of the voting and economic interests thereof, with the voting trust.

Pursuant to the Voting Trust Agreement, prior to its Effective Date (as defined below) David Gladstone will, in his sole discretion, have the full, exclusive and unqualified right and power to vote in person or by proxy all of the shares of common stock of the Adviser deposited with the voting trust at all meetings of the stockholders of the Adviser in respect of any and all matters on which the stockholders of the Adviser are entitled to vote under the Adviser’s certificate of incorporation or applicable law, to give consents in lieu of voting such shares of common stock of the Adviser at a meeting of the stockholders of the Adviser in respect of any and all matters on which stockholders of the Adviser are entitled to vote under its certificate of incorporation or applicable law, to enter into voting agreements, waive notice of any meeting of stockholders of the Adviser in respect of such shares of common stock of the Adviser and to grant proxies with respect to all such shares of common stock of the Adviser with respect to any lawful corporate action (collectively, the “Voting Powers”). Commencing on the Effective Date, the Voting Trust Board shall have the full, exclusive and unqualified right and power to exercise the Voting Powers. Each member of the Voting Trust Board shall hold 20% of the voting power of the Voting Trust Board as of the Effective Date. The “Effective Date” shall occur on the earliest of (i) the death of David Gladstone, (ii) David Gladstone’s election (in his sole discretion) and (iii) one year from the date the Voting Trust Agreement is entered into. Following entry into the Voting Trust Agreement, the current members of senior management of the Adviser will continue to manage the day-to-day aspects of the Adviser.

At the special meeting of our stockholders currently scheduled for January 24, 2024, our stockholders are being asked to pre-approve the change of control of the Adviser described above. The Effective Date, however, will not occur immediately upon receipt of stockholder approval of the New Advisory Agreement, but could occur at any time before the one year anniversary of such approval. As such, for any investor who purchases shares of our capital stock between the date of filing of the registration statement of which this prospectus forms part and the Effective Date, the investment advisory agreement in place at the time of their purchase will automatically terminate on the Effective Date in connection with the change of control and we and the Adviser will enter into the New Advisory Agreement on such date. However, any shares purchased after the record date of the special meeting (which is October 18, 2023) and the Effective Date will not have the right to vote with respect to such change.

FEES AND EXPENSES

The information contained under the caption “Fees and Expenses” in Part II. Item 5 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

RISK FACTORS

An investment in any Securities offered pursuant to this prospectus and any accompanying prospectus supplement involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such Securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered Securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we believe the risk factors described in such documents are the principal risk factors associated with an investment in our Securities as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future operating results, our business prospects and the prospects of our portfolio companies, actual and potential conflicts of interest with the Adviser and its affiliates, the use of borrowed money to finance our investments, the adequacy of our financing sources and working capital, and our ability to co-invest, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

•	changes in the economy and the capital markets, including stock price volatility, inflation, rising interest rates and risks of recession;

•	risks associated with negotiation and consummation of pending and future transactions;

•	the loss of one or more of our executive officers, in particular David Gladstone, Terry Lee Brubaker or Robert L. Marcotte;

•	changes in our investment objectives and strategy;

•	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

•	changes in our industry, interest rates, exchange rates, regulation or the general economy;

•	our business prospects and the prospects of our portfolio companies;

•	the degree and nature of our competition;

•	changes in governmental regulations, tax rates and similar matters;

•	our ability to exit investments in a timely manner;

•	our ability to maintain our qualification as a RIC and as a BDC; and

•	those factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from our historical performance. We have based forward-looking statements on information available to us on the date of filing of this prospectus. Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of filing of this prospectus. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports we have filed, or in the future may file, with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the Securities first to pay down outstanding debt (which may include borrowings under our revolving credit facility with KeyBank National Association, as administrative agent (as amended and restated, the “Credit Facility”)), if any, then to make investments in accordance with our investment objectives and strategy, with any remaining proceeds to be used for other general corporate purposes. We intend to re-borrow under our Credit Facility to make investments in portfolio companies in accordance with our investment objectives and strategy depending on the availability of appropriate investment opportunities and market conditions. We anticipate that substantially all of the net proceeds of any offering of Securities will be utilized in the manner described above within three months of the completion of such offering. Pending such utilization, we intend to invest the net proceeds of any offering of Securities primarily in cash, cash equivalents, U.S. government securities, and other high-quality debt investments that mature in one year or less from the date of investment, consistent with the requirements for continued qualification as a RIC for federal income tax purposes. These temporary investments may have lower yields than our other investments and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in lower yielding interest-bearing deposits or other short-term instruments.

PRICE RANGE OF COMMON STOCK

The information contained under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II. Item 5 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The information contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II. Item 7 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

SENIOR SECURITIES

The information contained under the caption “Senior Securities” in Part II. Item 5 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

FINANCIAL HIGHLIGHTS

The information contained in Note 12. Financial Highlights to the audited financial statements in Part II. Item 8 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

BUSINESS

The information contained under the caption “Business” in Part I. Item 1 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table sets forth certain information as of September 30, 2023, regarding each portfolio company in which we had a debt or equity security as of such date. All such investments have been made in accordance with our investment objectives and strategies and our investment policies and procedures described in this prospectus. Under the 1940 Act, we may not acquire any non-qualifying assets unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. As of September 30, 2023, our investments in Leeds Novamark Capital I, L.P. and Funko Acquisition Holdings, LLC were considered non-qualifying assets under Section 55 of the 1940 Act and represented less than 0.1% of total investments, at fair value.

			Percentage of Class Held on a Fully Diluted Basis	Cost		Fair Value
Company	Industry	Investment

				(Dollar amounts in thousands) (unaudited)
NON-CONTROL/NON-AFFILIATE INVESTMENTS

Proprietary Investments:

ALS Education, LLC 5850 T.G. Lee Blvd. Suite 345 Orlando, FL 32822	Healthcare, Education and Childcare	Secured First Lien Line of Credit Secured First Lien Debt		$	— 18,700	$	— 18,700

Antenna Research Associates, Inc. 8880 Gorman Rd. Laurel, MD 20723	Aerospace and Defense	Secured First Lien Debt Common Equity Units	30.86%		30,048 4,283		30,048 18,436

Arc Drilling Holdings LLC 9551 Corporate Circle Valley View, OH 44125	Machinery	Secured First Lien Line of Credit			—		—
		Secured First Lien Debt			5,928		5,724
		Common Stock	15.15%		1,500		403

Axios Industrial Group, LLC 10077 Grogans Mill Rd., Suite 450 The Woodlands, TX 77380	Diversified/conglomerate service	Secured First Lien Debt			11,519		11,291

B+T Group Acquistion Inc. 1717 Boulder Ave #300 Tulsa, OK 74119	Telecommunications	Secured First Lien Line of Credit			1,200		978
		Secured First Lien Debt			6,000		4,890
		Preferred Stock	27.2%		2,024		—
		Common Stock Warrant	1.5%		—		—

Café Zupas 460 W Universal Circle Sandy, UT 84070	Beverage, Food and Tobacco	Secured First Lien Line of Credit			—		—
		Secured First Lien Debt			23,460		23,108
		Secured First Lien Delayed Draw Term Loan			7,970		7,850

DKI Ventures, LLC 25 Northwest Point Blvd Elk Grove Village, IL 60007	Diversified/conglomerate service	Secured First Lien Line of Credit			205		113
		Secured First Lien Debt			5,915		3,253

Eegee’s LLC 3360 E. Ajo Way Tucson, AZ 85713	Beverage, Food and Tobacco	Secured First Lien Line of Credit			—		—
		Secured First Lien Debt			17,000		16,235
		Secured First Lien Delayed Draw Term Loan			3,000		2,865

			Percentage of Class Held on a Fully Diluted Basis		Cost	Fair Value
Company	Industry	Investment

					(Dollar amounts in thousands) (unaudited)

Engineering Manufacturing Technologies, LLC 101 Delaware Ave Endicott, NY 13760	Diversified/conglomerate manufacturing	Secured First Lien Line of Credit Secured First Lien Debt Common Stock	33.33%		— 21,500 3,000	— 19,726 —

ENET Holdings, LLC 7201 I-40 West, Suite 319 Amarillo, TX 79106	Diversified/conglomerate service	Secured First Lien Debt			22,289	21,397

FES Resources Holdings LLC PO Box 1694 Crowley, LA 70526	Oil and gas	Preferred Equity Units Common Equity Units	50.00 46.75	% %	6,350 —	4,508 —

Fix-It Group, LLC 7700 East Arapahoe Rd Suite 220 Centennial, CO 80112	Diversified/conglomerate service	Secured First Lien Line of Credit Secured First Lien Debt Secured First Lien Delayed Draw Term Loan			500 12,200 6,911	499 12,170 6,894

Frontier Financial Group, Inc. 1400 I Street NW, Suite 350 Washington, DC 20005	Diversified/conglomerate service	Unsecured Debt Preferred Stock Preferred Stock Warrant	0.74 0.16	% %	198 500 —	24 — —

Funko Acquisition Holdings, LLC 1202 Shuksan Way Everett, WA 98203	Personal and non-durable consumer products	Common Units	0.01%		22	22

GFRC Holdings, LLC 118 North Shiloh Road Garland, TX 75042	Buildings and real estate	Secured First Lien Line of Credit Secured First Lien Debt Preferred Stock Common Stock Warrants	100.00 45.00	% %	1,275 1,000 1,025 —	1,205 945 253 —

Giving Home Health Care, LLC 1050 E Flamingo Rd Las Vegas, NV 89119	Healthcare, Education and Childcare	Secured Second Lien Debt Warrant	1.07%		28,800 19	28,800 2,794

Gray Matter Systems, LLC 100 Global View Drive Suite 200 Warrendale, PA 15086	Diversified/conglomerate service	Secured Second Lien Debt			13,578	13,645

HH-Inspire Acquisition, Inc. 1010 South Federal Highway Delray Beach, FL 33483	Healthcare, Education and Childcare	Secured First Lien Line of Credit Secured First Lien Debt Preferred Stock	2.90%		1,359 19,238 2,251	1,347 19,069 3,451

Imperative Holdings Corporation 201 W. Wall Street Midland, TX 79707	Oil and gas	Secured Second Lien Debt Preferred Equity Units	1.79%		20,871 488	20,858 2,318

			Percentage of Class Held on a Fully Diluted Basis		Cost	Fair Value
Company	Industry	Investment

					(Dollar amounts in thousands) (unaudited)

Leadpoint Business Services, LLC 5310 E. High Street, Suite 300 Phoenix, AZ 85054	Diversified/conglomerate service	Secured First Lien Debt			13,500	13,399

Leeds Novamark Capital I, L.P. 11720 Plaza America Drive, Suite 650 Reston, VA 20190	Private equity fund — healthcare, education and childcare	Limited Partnership Interest	3.46%		—	231

MCG Energy Solutions, LLC 901 Marquette Avenue Minneapolis, MN 55402	Healthcare, Education, and Childcare	Secured First Lien Debt Preferred Stock			20,107 7,000	17,628 8,904

NeoGraf Solutions LLC 11709 Madison Ave Lakewood, OH 44107	Diversified/conglomerate manufacturing	Secured First Lien Line of Credit Secured First Lien Debt Common Stock	4.72%		— 27,154 2,000	— 26,000 —

OCI, LLC 370 Industrial Park Rd Brookville, PA 15825	Diversified/conglomerate manufacturing	Secured First Lien Debt Secured Second Lien Debt Common Units	3.06%		20,000 2,012 —	19,800 1,992 —

Ohio Armor Holdings, LLC 3500 N Ridge Road West Ashtabula, OH 44004	Aerospace and Defense	Secured First Lien Debt			17,738	17,294
		Common Equity	3.71%		1,000	680

Pansophic Learning Ltd. 1750 Tysons Blvd Suite 1300 McLean, VA 22102	Healthcare, Education, and Childcare	Secured First Lien Debt Secured First Lien Delayed Draw Term Loan Common Stock	0.45%		27,968 4,994 767	27,965 4,994 1,562

Salt & Straw, LLC 123 NW 3rd Avenue Portland, OR 97232	Beverage, Food and Tobacco	Secured First Lien Line of Credit			—	—
		Secured First Lien Delayed Draw Term Loan			10,133	9,715
		Common Warrant	0.44%		—	31

Salvo Technologies, Inc. 8060 Bryan Dairy Road Largo, FL 33777	Diversified/conglomerate manufacturing	Secured First Lien Debt Preferred Stock	3.48%		11,768 2,500	10,900 1,225

Sea Link International IRB, Inc. 13151 66th St N Largo, FL 33773	Automobile	Secured Second Lien Debt Secured Second Lien Debt Preferred Stock Common Equity Units	1.96 1.78	% %	12,053 4,000 98 823	11,675 4,000 183 340

Sokol & Company Holdings, LLC 5315 Dansher Rd Countryside, IL 60525	Beverage, Food and Tobacco	Secured First Lien Debt Common Stock	8.40%		13,500 1,500	13,095 1,612

SpaceCo Holdings, LLC 1430 Amro Way South El Monte, CA 91733	Aerospace and Defense	Secured First Lien Line of Credit Secured First Lien Debt			1,450 29,961	1,434 29,944

			Percentage of Class Held on a Fully Diluted Basis		Cost	Fair Value
Company	Industry	Investment

					(Dollar amounts in thousands) (unaudited)

Springfield, Inc. 420 West Main Street Geneseo, IL 61254	Diversified/conglomerate manufacturing	Secured Second Lien Debt			30,000	29,850

Technical Resource Management, LLC 1760 E Rte. 66 Flagstaff, AZ 86004	Healthcare, Education and Childcare	Secured First Lien Line of Credit Secured First Lien Debt Secured First Lien Delayed Draw Term Loan Common Stock	6.03%		2,000 23,000 — 2,000	1,970 22,655 — 1,415

Triple H Food Processors, LLC 5821 Wilderness Avenue Riverside, CA 92504	Beverage, Food and Tobacco	Preferred Stock Common Stock	5.69 5.69	% %	75 250	141 1,641

Trowbridge Chicago, LLC 760 N Ogden Ave Suite 2000 Chicago, IL 60642	Diversified/conglomerate service	Secured First Lien Line of Credit Secured First Lien Debt Preferred Stock	1.74%		— 5,750 750	— 5,664 750

Turn Key Health Clinics, LLC 900 NW 12th Street Oklahoma City, OK 73106	Healthcare, Education and Childcare	Secured First Lien Line of Credit Secured First Lien Debt			500 11,000	499 10,986

Unirac Holdings, Inc. 1411 Broadway Boulevard NE Albuquerque, NM 87102	Diversified/Conglomerate Manufacturing	Secured First Lien Line of Credit Secured First Lien Debt Secured First Lien Delayed Draw Term Loan			978 14,577 1,108	980 14,925 1,111

Viva Railings, LLC 151 W. Vista Ridge Mall Dr. Lewisville, TX 75067	Diversified/Conglomerate Manufacturing	Secured First Lien Line of Credit Secured First Lien Debt			— 20,747	— 20,436

WorkforceQA, LLC 1430 S Main Street Salt Lake City, UT 84115	Diversified/conglomerate service	Secured First Lien Line of Credit Secured First Lien Debt Secured First Lien Debt Common Stock	2.37%		400 9,971 1,595 532	400 9,987 1,598 359

Subtotal – Non-Control/ Non-Affiliate Proprietary Investments					$659,385	$653,789

Syndicated Investments:

8th Avenue Food & Provisions, Inc. 1400 S Highway Drive Fenton, MO 63026	Beverage, Food and Tobacco	Secured Second Lien Debt			$3,683	$2,495

CHA Holdings, Inc. III Winners Circle PO Box 5269 Albany, NY 12205	Diversified/conglomerate service	Secured Second Lien Debt			2,974	2,820

			Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value
Company	Industry	Investment

				(Dollar amounts in thousands) (unaudited)

Tailwind Smith Cooper Intermediate Corporation 2 Holland Way Exeter, NH 03833	Diversified/Conglomerate Manufacturing	Secured Second Lien Debt		4,856	4,294

Total Safety Holdings, LLC 11111 Wilcrest Green Drive #300 Houston, TX 77042	Oil and gas	Common Equity	0.07%	499	146

Subtotal—Non-Control / Non-Affiliate Syndicated Investments				$12,012	$9,755

Total Non-Control/Non-Affiliate Investments				$671,397	$663,544

AFFILIATE INVESTMENTS

Proprietary Investments:

Canopy Safety Brands, LLC 322 Industrial Court Concord, NC 28025
	Personal and non-durable consumer products	Preferred Stock	7.85%	500	857
		Common Stock	4.81%	800	2,404

Edge Adhesives Holdings, Inc. 5117 Northeast Pkwy Fort Worth, TX 76106	Diversified/conglomerate manufacturing	Secured First Lien Debt Preferred Stock	25.16%	$6,140 5,466	$2,895 —

Encore Dredging Holdings, LLC 3027 Marina Bay Drive Suite 240 League City, TX 77573	Diversified / Conglomerate Service	Preferred Stock	8.69%	3,840	4,265

Total Affiliate Investments				$16,746	$10,421

CONTROL INVESTMENTS

Proprietary Investments:

Defiance Integrated Technologies, Inc. 800 Independence Dr Napoleon, OH 43545	Automobile	Secured Second Lien Debt Common Stock	76.20%	7,425 580	7,425 3,948

Lonestar EMS, LLC 1900 Diplomat Drive Farmers Branch, TX 75234	Diversified/conglomerate manufacturing	Secured First Lien Line of Credit Common Units	100.00%	3,927 6,750	3,927 —

PIC 360, LLC 7000 S Edgerton Road Brecksville, OH 44141	Machinery	Common Equity Units	75.00%	1	284

TNCP Intermediate HoldCo, LLC 1301 Riverfront Parkway, Suite 112 Chattanooga, TN 37402	Printing and publishing	Secured First Lien Line of Credit Common Equity Units	79.00%	900 500	900 3,073

			Percentage of Class Held on a Fully Diluted Basis	Cost	Fair Value
Company	Industry	Investment

				(Dollar amounts in thousands) (unaudited)

WB Xcel Holdings, LLC 66-590 Kamehameha Hwy #2A Haleiwa, HI 96712	Personal and non-durable consumer products	Secured First Lien Line of Credit Secured First Lien Debt Preferred Stock	33.33%	1,468 9,825 2,750	1,468 9,825 —

Total Control Proprietary Investments				$34,126	$30,850

Total Investments				$722,269	$704,815

Significant Portfolio Companies

Set forth below is a brief description of each portfolio company in which we have made an investment whose fair value represented greater than 5% of our total assets as of September 30, 2023. Because of the relative size of our investments in these companies, we are exposed to a greater degree to the risks associated with these companies.

Antenna Research Associates, Inc.

Our investment in Antenna Research Associates, Inc. (“Antenna”) has an aggregate fair value of $48.5 million as of September 30, 2023 consisting of secured first lien term debt with a principal amount outstanding of $30.0 million, which matures on November 16, 2026 and common stock with a cost basis of $4.3 million.

Antenna designs and manufactures radio frequency-based sub-systems and integrated antenna systems for commercial and military customers. A significant portion of Antenna’s revenues are directly or indirectly derived from contracts with various government entities which are dependent on funding from federal, state, and/or local governments. A large decline in government funding for such contracted goods or services, whether due to a changing political landscape or the de-prioritization of such spending, could negatively affect Antenna’s revenue generation.

Antenna’s principal executive offices are located at 8880 Gorman Rd, Laurel, MD 20723.

MANAGEMENT

The information contained under the captions “Proposal 1—Election of Directors,” “Information Regarding the Board of Directors and Corporate Governance—Director Independence,” “Executive Compensation,” “Director Compensation” and “Certain Transactions” in our most recent Definitive Proxy Statement with respect to an annual meeting of our stockholders incorporated by reference into Part III of our Annual Report on Form 10-K and “Business” in Part I. Item 1 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO MANAGEMENT

We are externally managed by our Adviser, an affiliate of ours, under the Advisory Agreement and another of our affiliates, the Administrator, provides administrative services to us pursuant to the Administration Agreement. Each of the Adviser and Administrator are privately-held companies that are indirectly owned and controlled by David Gladstone, our chairman and chief executive officer. Mr. Gladstone and Terry Lee Brubaker, our chief operating officer, also serve on the board of directors of the Adviser, the board of managers of the Administrator, and serve as executive officers of the Adviser and the Administrator. Our Adviser directly employs personnel that manage our portfolio investments and directly pays our payroll, benefits and general expenses regarding such personnel. The Administrator employs, among others, our chief financial officer and treasurer, chief valuation officer, chief compliance officer, general counsel and secretary (who also serves as the president of the Administrator) and their respective staffs. In addition to the fees payable under the Advisory Agreement and the Administration Agreement (as described below), we pay our direct expenses, including directors’ fees, legal and accounting fees and stockholder related expenses. The Adviser and Administrator have extensive experience in our lines of business and also provide investment advisory and administrative services, respectively, to our affiliates, including the Affiliated Public Funds. In the future, the Adviser and Administrator may provide investment advisory and administrative services, respectively, to other funds and companies, both public and private.

Management Services Provided to Us by our Adviser

Our Adviser is a Delaware corporation registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board of Directors, our Adviser provides investment advisory and management services to us. Under the terms of our Advisory Agreement, our Adviser has investment discretion with respect to our capital and, in that regard:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio, and the manner of implementing such changes;

•	identifies, evaluates, and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•	closes and monitors the investments we make; and

•	makes available on our behalf, and provides if requested, managerial assistance to our portfolio companies.

Our Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, provided that its services to us are not impaired.

Portfolio Management

Our Adviser takes a team approach to portfolio management; however, the following persons are primarily responsible for the day-to-day management of our portfolio: David Gladstone, Terry Lee Brubaker, Robert L.

Marcotte, whom we collectively refer to as the Portfolio Managers. In addition, our Adviser has an investment committee that evaluates and approves each of our investments. This investment committee is currently comprised of Messrs. Gladstone, Brubaker, and Marcotte; Mr. John Sateri, who is a managing director of our Adviser; and Ms. Laura Gladstone, who is a managing director of our Adviser. Our investment decisions are made on our behalf by the investment committee of our Adviser upon approval of at least 75% of the investment committee.

Mr. Gladstone has served as the chairman and the chief executive officer of the Adviser, since he founded the Adviser in 2002, along with Mr. Brubaker. Mr. Brubaker has served as the vice chairman and chief operating officer of the Adviser since 2002 and served as secretary of the Adviser from 2002 to February 2011. Mr. Marcotte has served as an executive managing director of the Adviser since December 2013 and as our president since January 2014. Mr. Sateri has been a managing director of our Adviser since 2007. Ms. Gladstone has been a managing director of our Adviser since 2001. Ms. Gladstone and Mr. Sateri each have over 20 years of experience in investing in middle market companies and continue to hold the role of managing director with the Company and the Adviser. For more complete biographical information on Messrs. Gladstone, Brubaker and Marcotte, see “Proposal 1—Election of Directors” in our most recent Definitive Proxy Statement for our Annual Meeting of Stockholders which is incorporated by reference herein.

As discussed above, Messrs. Gladstone, Brubaker and Marcotte are all officers or directors, or both, of our Adviser, and Messrs. Gladstone and Brubaker are managers of the Administrator. Mr. Gladstone is also the sole stockholder of the parent company of the Adviser and the Administrator. Although we believe that the terms of the Advisory Agreement and the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’ length transactions, our Adviser and Administrator and their officers and its directors have a material interest in the terms of these agreement.

Our Adviser and Administrator provide investment advisory and administration services, respectively, to the other Affiliated Public Funds. As such, certain of our Portfolio Managers also are primarily responsible for the day-to-day management of the portfolios of other pooled investment vehicles in the Affiliated Public Funds that are managed by the Adviser. As of the date hereof, Messrs. Gladstone, Brubaker and David Dullum (the president of Gladstone Investment and an executive managing director of the Adviser) are primarily responsible for the day-to-day management of the portfolio of Gladstone Investment, another publicly-traded BDC; Messrs. Gladstone, Brubaker and Arthur Cooper (the president of Gladstone Commercial and an executive managing director of the Adviser) are primarily responsible for the day-to-day management of Gladstone Commercial, a publicly-traded real estate investment trust; and Messrs. Gladstone and Brubaker are primarily responsible for the day-to-day management of Gladstone Land, a publicly traded real estate investment trust. As of September 30, 2023, the Adviser had an aggregate of approximately $4.0 billion in total assets under management in the Company and the Affiliated Public Funds, all of which is subject to performance-based advisory fees and for which Messrs. Gladstone and Brubaker are primarily responsible for the day-to-day management.

Conflicts of Interest

As discussed above, the Portfolio Managers who are our executive officers and directors, and the officers and directors of the Adviser, serve or may serve as officers, directors, or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders. For example, Mr. Gladstone, our chairman and chief executive officer, is chairman of the board and chief executive officer of the Adviser, the Administrator and the Affiliated Public Funds. In addition, Mr. Brubaker, our chief operating officer, is vice chairman and chief operating officer of the Adviser, the Administrator and the Affiliated Public Funds. Mr. Marcotte, our president, is an executive managing director of the Adviser. Moreover, the Adviser may establish or sponsor other investment vehicles which from time to time may have potentially overlapping investment objectives with ours and accordingly may invest in, whether principally or secondarily, asset classes we target. While the Adviser generally has broad authority to make investments on behalf of the investment vehicles that it advises, the Adviser has adopted investment allocation procedures to address these potential conflicts and intends to direct investment opportunities to the Company or the Affiliated Public Fund with the investment strategy that most closely fits the investment opportunity. Nevertheless, the management of the Adviser may face conflicts in the allocation of investment opportunities to other entities managed by the Adviser. As a result, it is possible that we may not be given the opportunity to participate in certain investments made by other funds managed by the Adviser.

In certain circumstances, we may make investments in a portfolio company in which one of our affiliates has or will have an investment, subject to satisfaction of any regulatory restrictions and, where required, the prior approval of our Board of Directors. As of September 30, 2023, our Board of Directors has approved the following types of transactions:

•

Our affiliate, Gladstone Commercial, may, under certain circumstances, lease property to portfolio companies that we do not control. We may pursue such transactions only if (i) the portfolio company is not controlled by us or any of our affiliates, (ii) the portfolio company satisfies the tenant underwriting criteria of Gladstone Commercial, and (iii) the transaction is approved by a majority of our independent directors and a majority of the independent directors of Gladstone Commercial. We expect that any such negotiations between Gladstone Commercial and our portfolio companies would result in lease terms consistent with the terms that the portfolio companies would be likely to receive were they not portfolio companies of ours.

•

We may invest simultaneously with our affiliate Gladstone Investment in senior loans in the broadly syndicated market whereby neither we nor any affiliate has the ability to dictate the terms of the loans.

•

Pursuant to the Co-Investment Order, under certain circumstances, we may co-invest with Gladstone Investment and any future BDC or closed-end management investment company that is advised by the Adviser (or sub-advised by the Adviser if it controls the fund) or any combination of the foregoing subject to the conditions included therein.

Certain of our officers, who are also officers of the Adviser, may from time to time serve as directors of certain of our portfolio companies. If an officer serves in such capacity with one of our portfolio companies, such officer will owe fiduciary duties to stockholders of the portfolio company, which duties may from time to time conflict with the interests of our stockholders.

In the course of our investing activities, we will pay management and incentive fees to the Adviser and will reimburse the Administrator for certain expenses it incurs. As a result, investors in our common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through our investors themselves making direct investments. As a result of this arrangement, there may be times when the management team of the Adviser has interests that differ from those of our stockholders, giving rise to a conflict. In addition, as a BDC, we make available significant managerial assistance to our portfolio companies and provide other services to such portfolio companies. While neither we nor the Adviser currently receive fees in connection with managerial assistance, the Adviser and Gladstone Securities have, at various times, provided other services to certain of our portfolio companies and received fees for services other than managerial assistance as discussed in “Business— Ongoing Management of Investments and Portfolio Company Relationships — Managerial Assistance and Services” in Part I, Item 1 of our most recent Annual Report on Form 10-K.

Portfolio Manager Compensation

The Portfolio Managers receive compensation from our Adviser in the form of a base salary plus a bonus. Each Portfolio Manager’s base salary is determined by a review of salary surveys for persons with comparable experience who are serving in comparable capacities in the industry. Each Portfolio Manager’s base salary is set and reviewed yearly. Like all employees of the Adviser, a Portfolio Manager’s bonus is tied to the post-tax performance of the Adviser and the entities that it advises. A Portfolio Manager’s bonus increases or decreases when the Adviser’s income increases or decreases. The Adviser’s income, in turn, is directly tied to the management and incentive fees earned in managing its investment funds, including us. Pursuant to the Advisory Agreement, the Adviser receives a base management fee and an incentive fee based on net investment income in excess of the hurdle rates and capital gains as set out in the Advisory Agreement. During the fiscal years ended September 30, 2023, 2022 and 2021, we incurred net fees of approximately $18.9 million, $13.0 million and $11.5 million, respectively, to our Adviser under the Advisory Agreement. See “Business – Transactions with Related Parties – Investment Advisory and Management Agreement” in Part I, Item 1 of our most recent Annual Report on Form 10-K for a full discussion of how such fees are computed and paid. A discussion regarding the basis for the Board of Directors approving the Advisory Agreement is available in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Portfolio Manager Beneficial Ownership

The following table sets forth, as of September 30, 2023, the dollar range of equity securities that are beneficially owned by each of our Portfolio Managers.

Name	Dollar Range of Equity Securities of the Company Owned by Directors (1)(2)
David Gladstone	Over $1,000,000
Terry Lee Brubaker	Over $1,000,000
Robert L. Marcotte	Over $1,000,000

(1)	Ownership is calculated in accordance with Rule 16-1(a)(2) of the Exchange Act.
(2)

The dollar range of equity securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on Nasdaq as of September 30, 2023, times the number of shares of the respective class so beneficially owned and aggregated accordingly.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The information contained under the captions “Security Ownership of Certain Beneficial Owners and Management” in our most recent Definitive Proxy Statement with respect to an annual meeting of our stockholders incorporated by reference into Part III of our Annual Report on Form 10-K is incorporated by reference herein.

DIVIDEND REINVESTMENT PLAN

Our transfer agency and services agreement with our transfer agent, Computershare, Inc. (“Computershare”), authorizes Computershare to provide a dividend reinvestment plan that allows for reinvestment of our distributions on behalf of our common stockholders upon their election as provided below. As a result, if our Board of Directors authorizes, and we declare, a cash dividend, then our common stockholders who have “opted in” to the dividend reinvestment plan will not receive cash dividends but, instead, such cash dividends will automatically be reinvested in additional shares of our common stock.

Pursuant to the dividend reinvestment plan, if your shares of our common stock are registered in your own name you can have all distributions reinvested in additional shares of our common stock by Computershare, as the plan agent, if you enroll in the dividend reinvestment plan by delivering an enrollment form to the plan agent prior to the corresponding dividend record date, available at www.computershare.com/investor. The plan agent will effect purchases of our common stock under the dividend reinvestment plan in the open market.

If you do not elect to participate in the dividend reinvestment plan, you will receive all distributions in cash paid by check mailed directly to you (or if you hold your shares in street or other nominee name, then to your nominee) as of the relevant record date, by the plan agent, as our distribution disbursing agent. If your shares are held in the name of a broker or nominee, you can transfer the shares into your own name and then enroll in the dividend reinvestment plan or contact your broker or nominee to determine if they offer a dividend reinvestment plan.

The plan agent serves as agent for the holders of our common stock in administering the dividend reinvestment plan. After we declare a dividend, the plan agent will, as agent for the participants, receive the cash payment and use it to buy common stock on Nasdaq or elsewhere for the participants’ accounts. The price of the shares will be the weighted average price of all shares purchased by the plan agent on such trade date or dates.

Stockholders can obtain additional information about, and participants in the dividend reinvestment plan may withdraw from, the dividend reinvestment plan at any time by contacting Computershare online at www.computershare.com/investor, via telephone at (781) 575-2000 or by mailing a request to 150 Royall Street, Canton, Massachusetts 02021 or by selling or transferring all applicable shares. If the plan agent receives a request to withdraw near a dividend record date, the plan agent, in its sole discretion, may either distribute such dividends in cash or reinvest the shares on behalf of the withdrawing participant. If such dividends are reinvested, the plan agent will process the withdrawal as soon as practicable, but in no event later than five business days after the reinvestment is completed.

The plan agent will maintain each participant’s account in the dividend reinvestment plan and will furnish periodic written confirmations of all transactions in such account, including information needed by the stockholder for personal and tax records. Common stock in the account of each dividend reinvestment plan participant will be held by the plan agent in non-certificated form in the name of such participant; however participants may request that such shares be certificated in their name. The plan agent will provide proxy materials relating to our stockholders’ meetings that will include those shares purchased through the plan agent, as well as shares held pursuant to the dividend reinvestment plan.

We pay the plan agent’s fees for the handling or reinvestment of dividends and other distributions. If a participant elects by written notice to the plan agent prior to termination of his or her account to have the plan agent sell part or all of the shares held by the plan agent in the participant’s account and remit the proceeds to the participant, the plan agent is authorized to deduct a transaction fee of $15.00 for each batch order sale and $25.00 for each market order, day limit order and good-til-canceled limit order sale, plus brokerage commissions of $0.10 per share, from the proceeds. The participants in the dividend reinvestment plan will also bear a transaction fee of up to $5.00, plus per share brokerage commissions of $0.10, incurred with respect to open market purchases.

Distributions are taxable whether paid in cash or reinvested in additional shares, and the reinvestment of distributions pursuant to the dividend reinvestment plan will not relieve participants of any U.S. federal income tax or state income tax that may be payable or required to be withheld on such distributions. For more information regarding taxes that our stockholders may be required to pay, see “Material U.S. Federal Income Tax Considerations.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This is a general summary of certain material U.S. federal income tax considerations applicable to us, to our qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to the ownership and disposition of our common stock. This discussion applies only to beneficial owners that acquired our shares in an initial offering.

This summary does not purport to be a complete description of all the income tax considerations applicable to an investment in our common stock. In particular, we have not described certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, pension plans and trusts, financial institutions, real estate investment trusts, RICs, banks and other financial institutions, stockholders that are treated as partnerships for U.S. federal income tax purposes, U.S. persons whose functional currency is not the U.S. dollar, non-U.S. stockholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations,” “passive foreign investment companies” and persons that will hold our common stock as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes or to the owners or partners of a stockholder. If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences that those described in this summary, the U.S. federal income tax consequences of that preferred stock will be described in the relevant prospectus supplement. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations and published rulings and court decisions all as currently in effect, all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought, and do not expect to seek, any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed herein.

This summary does not discuss any aspect of state, local or foreign tax laws, or the U.S. estate or gift tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt securities or certain other investment assets. For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of our common stock who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “non-U.S. stockholder” is a beneficial owner of our common stock that is not a U.S. stockholder.

An investment in shares is complex, and certain aspects of the U.S. tax treatment of such investment are not certain. Tax matters are complicated, and the tax consequences of an investment in our common stock will depend on the facts of a stockholder’s particular situation. Holders of our common stock are strongly encouraged to consult their tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock, as well as the effect of state, local and foreign tax laws, and the effect of any possible changes in tax laws.

RIC Status

The information contained under the subheadings “RIC Status”, “Failure to Qualify as a RIC” and “Qualification as a RIC” under the caption “Material U.S. Federal Income Tax Considerations” in Part I. Item 1 of our most recent Annual Report on Form 10-K is incorporated by reference herein.

Our Investments—General

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. We intend to monitor our transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurances can be given that we will be eligible for any of those tax elections or that any elections we make will fully mitigate the effects of these provisions.

Gain or loss recognized by us from securities and other financial assets acquired by us, as well as any loss attributable to the lapse of options, warrants, or other financial assets taxed as options, generally will be treated as capital gain or loss. The gain or loss generally will be long-term or short-term depending on how long we held a particular security or other financial asset. However, gain on the lapse of an option issued by us will be treated as short-term capital gain.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, cause us to recognize taxable income without a corresponding receipt of cash, which could affect our ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash income. Any such transaction could also result in us receiving assets that give rise to non-qualifying income for purposes of the 90% Gross Income Test.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute that income as a taxable dividend to the holders of our common stock. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if that income is not distributed by the QEF. Any required inclusions from the QEF election will be considered “good income” for purposes of the 90% Gross Income Test. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of those shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and that income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Distribution Requirements. See “— Taxation as a Regulated Investment Company” above.

Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time we actually collect that income or pay that expense or liability are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency, and other financial transactions denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Taxation of U.S. Stockholders

The following discussion applies only to U.S. stockholders. If you are not a U.S. stockholder, this section does not apply to you. U.S. stockholders who have elected to participate in our dividend reinvestment plan will have their cash dividends and distributions automatically reinvested in additional shares of our common stock, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. stockholders. A U.S. stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the dollar amount that would have been received if the U.S. stockholder had received the dividend or distribution in cash, unless we were to issue new shares that are trading at or above net asset value (“NAV”), in which case, the U.S. stockholder’s basis in the new shares would generally be equal to their fair market value. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Distributions

For any period during which we qualify as a RIC for U.S. federal income tax purposes, distributions to our stockholders attributable to our Investment Company Taxable Income generally will be taxable as ordinary income to our stockholders to the extent of our current or accumulated earnings and profits. We first allocate our earnings and profits to distributions to our preferred stockholders, if any, and then to distributions to our common stockholders based on priority in our capital structure. Any distributions in excess of our earnings and profits will first be treated as a return of capital to the extent of the stockholder’s adjusted basis in his or her shares of stock and thereafter as capital gain. Distributions of our long-term capital gains, reported by us as such, will be taxable to our stockholders as long-term capital gains regardless of the stockholder’s holding period of the stock and whether the distributions are paid in cash or invested in additional stock. Corporate U.S. stockholders generally are eligible for the 50% dividends received deduction with respect to ordinary income dividends received from us, but only to the extent such amount is attributable to dividends received by us from taxable domestic corporations.

A RIC that has two or more classes of stock generally is required to allocate to each class proportionate amounts of each type of its income (such as ordinary income, capital gains, qualified dividend income and dividends qualifying for the dividends-received deduction) based upon the percentage of total distributions paid to each class for the tax year. Accordingly, for any tax year in which we have common shares and preferred shares, we intend to allocate capital gain distributions, distributions of qualified dividend income, and distributions qualifying for the dividends-received deduction, if any, between our common shares and preferred shares in proportion to the total distributions paid to each class with respect to such tax year.

Any distribution declared by us in October, November or December of any calendar year, payable to our stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it were paid by us and received by our stockholders on December 31 of the previous year. In addition, we may elect (in accordance with Section 855(a) of the Code) to relate a distribution back to the prior taxable year if we (1) declare such distribution prior to the later of the extended due date for filing our return for that taxable year or the 15th day of the ninth month following the close of the taxable year, (2) make the election in that return, and (3) distribute the amount in the 12-month period following the close of the taxable year but not later than the first regular distribution payment of the same type following the declaration. Any such election will not alter the general rule that a stockholder will be treated as receiving a distribution in the taxable year in which the distribution is made, subject to the October, November, December rule described above.

If a common stockholder participates in our “opt in” dividend reinvestment plan, then the common stockholder will have their cash dividends and distributions automatically reinvested in additional shares of our common stock, rather than receiving cash dividends and distributions. Any distributions reinvested under the plan will be taxable to the common stockholder to the same extent, and with the same character, as if the common stockholder had received the distribution in cash. The common stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the dollar amount that would have been received if the U.S. stockholder had received the dividend or distribution in cash, unless we were to issue new shares that are trading at or above net asset value, in which case, the U.S. stockholder’s basis in the new shares would generally be equal to their fair market value. The additional common shares will have a new holding period commencing on the day following the day on which the shares are credited to the common stockholder’s account. The plan agent purchases shares in the open market in connection with the obligations under the plan.

We expect to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to our dividend reinvestment plan, we may choose to pay a majority of a required dividend in stock rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each shareholder in cash or common stock (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in stock of the Fund. The value of the portion of the distribution made in common stock will be equal to the amount of cash for which the common stock is substituted, and U.S. stockholders will be subject to tax on those amount as though they had received cash.

We may elect to retain our net capital gain or a portion thereof for investment and be taxed at corporate-level tax rates on the amount retained, and therefore designate the retained amount as a “deemed dividend.” In this case, we may report the retained amount as undistributed capital gains to our U.S. stockholders, who will be treated as if each U.S. stockholder received a distribution of its pro rata share of this gain, with the result that each U.S. stockholder will (i) be required to report its pro rata share of this gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by us on the gain and (iii) increase the tax basis for its shares of common stock by an amount equal to the deemed distribution less the tax credit. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If a U.S. stockholder purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the U.S. stockholder will be subject to tax on the distribution even though it economically represents a return of investment.

Sale of Our Shares

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of the shares of our common stock. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held the shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. All or a portion of any loss realized upon a taxable disposition of shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss. Under the tax laws in effect as of the date of this filing, individual U.S. stockholders are subject to a maximum federal income tax rate of 20% on their net capital gain (i.e. the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year) including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to federal income tax on net capital gain at the same rates applied to their ordinary income. Capital losses are subject to limitations on use for both corporate and non-corporate stockholders. Certain U.S. stockholders who are individuals, estates or trusts generally are also subject to a 3.8% Medicare tax on, among other things, dividends on and capital gain from the sale or other disposition of shares of our stock.

We will send to each of our U.S. stockholders, after the end of each calendar year, a notice providing, on a per share and per distribution basis, the amounts includible in the U.S. stockholder’s taxable income for the applicable year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains).

Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions by us out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code, although under recently proposed regulations, qualified real estate investment trust dividends earned by us may qualify for the deduction under Section 199A of the Code. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. stockholder’s particular situation.

Tax Shelter Reporting Regulations

If a U.S. stockholder recognizes a loss with respect to our common stock in excess of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year, the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have similar reporting requirements. Shareholders are urged to consult their tax advisor to determine the applicability of these regulations in light of their individual circumstances.

Taxation of non-U.S. stockholders

The following discussion applies only to persons that are non-U.S. stockholders. If you are not a non-U.S. stockholder, this section does not apply to you. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a non-U.S. stockholder. Non-U.S. stockholders are urged to consult their tax advisors before investing in our common stock.

Distributions

Distributions by us to non-U.S. stockholders generally will be subject to U.S. withholding tax (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from our current or accumulated earnings and profits unless an exception applies.

If a non-U.S. stockholder receives distributions and those distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, attributable to a permanent establishment in the United States of that non-U.S. stockholder, those distributions generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal income tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements.

Actual or deemed distributions of our net capital gain to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of our common stock, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless (a) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States (as discussed above) or (b) the non-U.S. stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains recognized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” (unless lowered or eliminated by an applicable income tax treaty). Non-U.S. stockholders of our common stock are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

In general, no U.S. source withholding taxes will be imposed on dividends paid by us to non-U.S. stockholders to the extent the dividends are designated as “interest related dividends” or “short term capital gain dividends.” Under this exemption, interest related dividends and short term capital gain dividends generally represent distributions of interest or short term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. stockholder, and that satisfy certain other requirements. No assurance can be given that we will distribute any interest related dividends or short term capital gain dividends.

If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number (“TIN”) (if one has not been previously obtained) and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. TIN or file a U.S. federal income tax return.

Non-U.S. stockholders who have elected to participate in our “opt-in” dividend reinvestment plan will have their cash dividends and distributions automatically reinvested in additional shares of our common stock, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to non-U.S. stockholders to the same extent as if those dividends were received in cash. In addition, we have the ability to declare a large portion of a dividend in shares of our common stock, even if a non-U.S. stockholder has not elected to participate in our dividend reinvestment plan, in which case, as long as a portion of the dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our non-U.S. stockholders will be taxed on 100% of the fair market value of the dividend paid entirely or partially in our common stock on the date the dividend is received in the same manner (and to the extent that non-U.S. stockholder is subject to U.S. federal income taxation) as a cash dividend (including the application of withholding tax rules described above), even if most or all of the dividend is paid in common stock. In such a circumstance, we may be required to withhold all or substantially all of the cash we would otherwise distribute to a non-U.S. stockholder.

Backup Withholding and Other Required Withholding

We may be required to withhold U.S. federal income tax (i.e. backup withholding) from all taxable distributions to any non-corporate U.S. stockholder (i) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding, or (ii) with respect to whom the Internal Revenue Service (“IRS”) notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is generally his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability, provided that proper information is timely provided to the IRS.

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require that we obtain information sufficient to identify the status of each shareholder under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, we may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or capital gain dividends we pay. If a payment is subject to FATCA withholding, we are required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., interest-related dividends). In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. stockholder and the status of the intermediaries through which they hold their shares, non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a non-U.S. stockholder might be eligible for refunds or credits of such taxes.

All stockholders are urged to consult their tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in our common stock. We will not pay any additional amounts in respect to any amounts withheld.

DESCRIPTION OF OUR SECURITIES

As of the date of this prospectus, our authorized capital stock consists of 50,000,000 shares of capital stock, $0.001 par value per share, 44,000,000 of which are currently designated as common stock and 6,000,000 of which are currently designated as 6.25% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

The following are the authorized classes of our Securities as of December 1, 2023.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held By us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	44,000,000 shares	—	43,508,897 shares
Series A Preferred Stock	6,000,000 shares	—	—
5.125% Notes due 2026	$150,000,000	—	$150,000,000
3.75% Notes due 2027	$50,000,000	—	$50,000,000
7.75% Notes due 2028	$57,000,000	—	$57,000,000

The following description is a summary based on relevant provisions of our charter and bylaws and the Maryland General Corporation Law. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our charter and bylaws, as amended, and applicable provisions of the Maryland General Corporation Law.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges and, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws.

Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, each share of our common stock is entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any is outstanding at the time. Each share of our common stock is entitled to one vote and does not have cumulative voting rights, which means that holders of a majority of such shares, if they so choose, could elect all of the directors, and holders of less than a majority of such shares would, in that case, be unable to elect any director. Our common stock is listed on Nasdaq under the ticker symbol “GLAD.”

Preferred Stock

Our charter gives the Board of Directors the authority, without further action by stockholders, to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, terms or conditions of redemption or other rights, any or all of which may be greater than the rights of the common stock. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation, and could also decrease the market price of our common stock.

Any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other Senior Securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. You should read that prospectus supplement for a description of the preferred stock, including, but not limited to, whether there will be an arrearage in the payment of dividends or sinking fund installments, if any, restrictions with respect to the declaration of dividends, requirements in connection with the maintenance of any ratio or assets, or creation or maintenance of reserves, or provisions for permitting or restricting the issuance of additional securities.

Series A Preferred Stock

At the time of issuance, shares of Series A Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable and will have no preemptive, conversion, or exchange rights or rights to cumulative voting. The Series A Preferred Stock will rank equally with shares of all other series of Preferred Stock that we may issue in the future as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs. The Series A Preferred Stock is, and all other Preferred Stock that we may issue in the future will be, senior to our common stock as to dividends and distributions. We may issue additional series of Preferred Stock in the future. The Series A Preferred Stock will be effectively subordinated to our existing and future indebtedness, including our outstanding series of unsecured notes and any borrowings under the Credit Facility.

The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter including the articles supplementary (the “Articles Supplementary”), which supplement our charter by classifying and designating the terms of the Series A Preferred Stock.

Dividends

Holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.25% per annum of the Liquidation Preference (as defined below) (equivalent to a fixed annual amount of $1.5625 per share) (the “Dividend Rate”). Dividends on shares of the Series A Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series A Preferred Stock will accrue and be cumulative from (but excluding) the last day of the most recent dividend period for which dividends have been paid or, if no dividends have been paid and except as otherwise provided in the following sentence, from the date of issuance. If a share of Series A Preferred Stock is issued after the record date for the dividend period in which such share is issued, dividends on such share will accrue and be cumulative from the beginning of the first dividend period commencing after its issuance. Dividends will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such other date as our Board of Directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors and will be a date that is prior to the dividend payment date. We currently anticipate the record date will be on or about the 25th of each month, but such date is subject to determination by our Board of Directors.

Ranking

The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to our common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs;

•

equal in priority with all other series of Preferred Stock we may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

•	effectively subordinated to our existing and future indebtedness, including the Notes and borrowings under the Credit Facility.

Share Repurchase Program

General

Subject to certain restrictions and procedures, commencing on the date of original issuance (or, if after the date of original issuance our Board of Directors suspends the share repurchase program of the Series A Preferred Stock, on the date our Board of Directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our Board of Directors, by resolution, suspends or terminates the optional repurchase right of the holders of the Series A Preferred Stock as described in the Articles Supplementary (the “Share Repurchase Program”), and (2) the date on which shares of the Series A Preferred Stock are listed on a national securities exchange, holders of the Series A Preferred Stock may, at their option, require us to repurchase any or all of their shares of Series A Preferred Stock for a cash payment.

Quarterly Repurchase Limit

Repurchases made under the Share Repurchase Program will be subject to a quarterly repurchase limit of 5% of our then outstanding Series A Preferred Stock (by number of shares outstanding), calculated as of the end of the previous calendar quarter.

Applicable Repurchase Discounts

As a general matter, shares of the Series A Preferred Stock repurchased under the Share Repurchase Program will be made at the liquidation preference of the Series A Preferred Stock (“Liquidation Preference”), or $25.00 per share. plus an amount equal to accrued and unpaid dividends to, but excluding, the “Stockholder Repurchase Date”, which is the tenth calendar day following delivery of such holder’s request that we repurchase shares of the Series A Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day; provided however, the share repurchase amount will be subject to the limitations set forth below:

(1.)	Shares that have not been outstanding for at least one year will be subject to an early repurchase discount of 10% (or at a price of $22.50 per share);

(2.)	Shares that have been outstanding for at least one year but not more than two years will be subject to an early repurchase discount of 6% (or at a price of $23.50 per share); and

(3.)	Shares that have been outstanding for at least two years but not more than three years will be subject to an early repurchase discount of 3% (or at a price of $24.25 per share).

Additional Limitations

Our obligation to repurchase shares of the Series A Preferred Stock is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that it does not have sufficient funds available, it is restricted by applicable law from making such repurchases, or otherwise suspends or terminates the Share Repurchase Program in its sole and absolute discretion. In the event that our Board of Directors elects to terminate the Share Repurchase Program and subject to satisfaction of any applicable listing requirements, we intend to apply to list the shares of the Series A Preferred Stock on Nasdaq or another national securities exchange within one calendar year of the termination, however, there can be no assurance that a listing will be achieved in such timeframe, or at all.

Repurchase Upon Death

Subject to certain conditions, including the limitations described above, commencing on the date of original issuance, shares of the Series A Preferred Stock held by a natural person upon his or her death may be repurchased at the written request of the holder’s estate for a cash payment equal to the Liquidation Preference, or $25.00 per share, plus an amount equal to accrued and unpaid dividends to, but excluding, the “Death Repurchase Date”, which is the fifteenth calendar day of such estate’s request that we repurchase the shares, or, if such fifteenth calendar day is not a business day, on the next succeeding business day.

Redemption

Mandatory Redemption for Asset Coverage

If we fail to maintain “Asset Coverage” (as defined below) of at least the minimum amount required by Sections 18 and 61 of the 1940 Act (which is currently 150%) as of the time of declaration of dividends or other distributions on our common stock (other than dividends payable in shares of common stock), after deducting the amount of such dividend or other distribution, as of the time of purchase of the Company’s common stock or issuance of any senior security as defined in the 1940 Act, and such failure is not cured as of the close of business on the “Asset Coverage Cure Date” (which is defined as the date that is 90 calendar days following the date of such failure), the Series A Preferred Stock may become subject to mandatory redemption. Any redemptions due to failure to maintain the required Asset Coverage will be made in a non-discriminatory manner and will otherwise be consistent with the requirements of Rule 23c-2 under the 1940 Act, if applicable.

“Asset Coverage” means asset coverage of a class of senior security which is a stock, as defined for purposes of Sections 18(h) and 61 of the 1940 Act as in effect on the date of the Articles Supplementary, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

Optional Redemption by the Company

Except in certain limited circumstances, we cannot redeem the Series A Preferred Stock prior to the earlier of (1) first anniversary of the Termination Date and (2) January 1, 2027. The “Termination Date” is the date that is the earlier of (1) December 31, 2026 (unless the public offering of the Series A Preferred Stock is earlier terminated or extended by our Board of Directors) or (2) the date on which all 6,000,000 shares of Series A Preferred Stock offered in a public offering are sold.

On and after the earlier of (1) first anniversary of the Termination Date and (2) January 1, 2027, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our Board of Directors may choose. Any optional redemptions will be made in a non-discriminatory manner and will otherwise be consistent with the requirements of Rule 23c-2 of the 1940 Act, if applicable.

1940 Act Restrictions on Dividends and Repurchases

For so long as any shares of Preferred Stock are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in our common stock) in respect of our common stock, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such common stock, or (z) pay any proceeds of the liquidation of the Company in respect of such common stock, unless, in each case, (A) immediately thereafter, we will be in compliance with the Asset Coverage limitations applicable to us under the 1940 Act (currently 150%) after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, (B) all cumulative dividends and distributions of shares of all series of Preferred Stock, if any, ranking on parity with the Series A Preferred Stock due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or deposit securities as permitted by the terms of such Preferred Stock for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (C) we have deposited deposit securities with the redemption and paying agent in accordance with certain requirements with respect to outstanding Preferred Stock of any series to be redeemed pursuant an Asset Coverage mandatory redemption resulting from the failure to comply with the Asset Coverage for which a notice of redemption shall have been given or shall have been required to be given on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation distribution equal to the Liquidation Preference, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock. If our assets legally available for distribution to stockholders are insufficient to pay in full the Liquidation Preference plus an amount equal to any accumulated and unpaid dividends on the Series A Preferred Stock and the amounts due upon liquidation with respect to such other shares of Preferred Stock, then the available assets will be distributed among the holders of the Series A Preferred Stock and such other series of Preferred Stock ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of Preferred Stock will in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series A Preferred Stock and the liquidation preference on such other series of Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus an amount equal to any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Voting Rights

Except as otherwise provided in our charter, including the terms of the Series A Preferred Stock, each holder of a share of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held by such holder on each matter submitted to a vote of our stockholders and the holders of outstanding shares of any Preferred Stock, including the Series A Preferred Stock, will vote together with holders of common stock as a single class. Under applicable rules of Nasdaq and Maryland law, we are currently required to hold annual meetings of stockholders.

In addition, the holders of outstanding shares of any Preferred Stock, including the Series A Preferred Stock, will be entitled, as a class, to the exclusion of the holders of all other securities and the common stock, to elect two of our directors at all times (regardless of the total number of directors serving on the Board of Directors). We refer to these directors as the “Preferred Directors”. The holders of outstanding shares of common stock and Preferred Stock, including Series A Preferred Stock, voting together as a single class, will elect the balance of our directors. Under our bylaws, our directors are divided into three classes. At each annual meeting of our stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Our Preferred Directors will be up for election in 2026.

Notwithstanding the foregoing, if: (1) at the close of business on any dividend payment date for dividends on any outstanding share of any Preferred Stock, including any outstanding shares of Series A Preferred Stock, accumulated dividends (whether or not earned or declared) on the shares of Preferred Stock, including the Series A Preferred Stock, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the redemption and paying agent or other applicable paying agent for the payment of such accumulated dividends; or (2) at any time holders of any shares of Preferred Stock are entitled under the 1940 Act to elect a majority of our directors (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting our Board of Directors will automatically be increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of any Preferred Stock, including the Series A Preferred Stock, as described above, would constitute a majority of our Board of Directors as so increased by such smallest number; and the holders of the shares of Preferred Stock, including the Series A Preferred Stock, will be entitled as a class on a one-vote-per-share basis, to elect such additional directors. The terms of office of the individuals who are directors at the time of that election will not be affected by the election of the additional directors. If we thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock, including Series A Preferred Stock, for all past dividend periods, or the Voting Period is otherwise terminated, (1) the voting rights stated above shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described herein, and (2) the terms of office of all of the additional directors so elected will terminate automatically. Any Preferred Stock, including Series A Preferred Stock, issued after the date hereof will vote with Series A Preferred Stock as a single class on the matters described above, and the issuance of any other Preferred Stock, including Series A Preferred Stock, by us may reduce the voting power of the holders of Series A Preferred Stock.

As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described above, we will call a special meeting of such holders and notify the Redemption and Paying Agent and/or such other person as is specified in the terms of such Preferred Stock to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Stock, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If we fail to call such a special meeting, it may be called at our expense by any such holder on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Preferred Stock held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all our other securities and classes of capital stock), will be entitled to elect the number of additional directors prescribed above on a one-vote-per-share basis.

Except as otherwise permitted by the terms of the Series A Preferred Stock, so long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of shares of Series A Preferred Stock, voting as a separate class, amend, alter or repeal the provisions of the charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any privilege, preference, right or power of the Series A Preferred Stock; provided, however, that (i) a change in our capitalization as described under the heading “—Issuance of Additional Preferred Stock” will not be considered to materially and adversely affect the privileges, preferences, rights or powers of Series A Preferred Stock, and (ii) a division of a share of Series A Preferred Stock will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of shares of Series A Preferred Stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any privilege, preference, right or power of a share of Series A Preferred Stock or the holder thereof unless such matter (i) alters or abolishes any preferential right of such share of Series A Preferred Stock, or (ii) creates, alters or abolishes any right in respect of redemption of such Series A Preferred Stock (other than as a result of a division of such Series A Preferred Stock).

So long as any shares of Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the shares of Preferred Stock outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as we are solvent and do not foresee becoming insolvent. No amendment, alteration or repeal of our obligation to redeem the Series A Preferred Stock or to accumulate dividends at the Dividend Rate will be effected without, in each case, the prior unanimous vote or consent of the holders of shares of Series A Preferred Stock. The affirmative vote of the holders of at least a “majority of the outstanding shares of Preferred Stock,” including the shares of Series A Preferred Stock outstanding at the time, voting as a separate class, will be required (i) to approve us ceasing to be, or to withdraw our election as, a BDC, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of Preferred Stock. For purposes of the foregoing, the vote of a “majority of the outstanding shares of Preferred Stock” means the vote at an annual or special meeting duly called of (a) 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (b) more than 50% of such outstanding shares, whichever is less.

For purposes of determining any rights of the holders of shares of Series A Preferred Stock to vote on any matter, whether such right is created by our charter, including the terms of the Series A Preferred Stock, by statute or otherwise, no holder of Series A Preferred Stock will be entitled to vote any shares of Series A Preferred Stock and no share of Series A Preferred Stock will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such shares of Series A Preferred Stock will have been given in accordance with the terms of the Series A Preferred Stock, and the Redemption Price for the redemption of such shares of Series A Preferred Stock will have been irrevocably deposited with the Redemption and Paying Agent for that purpose. No shares of Series A Preferred Stock held by us will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

Unless otherwise required by law or our charter, holders of shares of Series A Preferred Stock will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the “Voting Rights” section of the Articles Supplementary. The holders of shares of Series A Preferred Stock will have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on Series A Preferred Stock, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above.

Issuance of Additional Preferred Stock

So long as any shares of Series A Preferred Stock are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing stock under Sections 18 and 61 of the 1940 Act, ranking on parity with the Series A Preferred Stock as to the payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, in addition to then outstanding shares of Series A Preferred Stock, including additional series of Preferred Stock, and authorize, issue and sell additional shares of any such series of Preferred Stock then outstanding or so established and created, including additional shares of the Series A Preferred Stock, in each case in accordance with applicable law, provided that we will, immediately after giving effect to the issuance of such additional Preferred Stock and to our receipt and application of the proceeds thereof, including to the redemption of Preferred Stock with such proceeds, have Asset Coverage as required by Sections 18 and 61 of the 1940 Act (which is currently 150%).

Modification

The Board of Directors, without the vote of the holders of shares of Series A Preferred Stock, may interpret or correct the provisions of the Articles Supplementary to supply any omission, resolve any inconsistency or ambiguity or to cure or correct any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Stock or the common stock.

Subscription Rights

General

We may issue subscription rights to our stockholders to purchase common stock or preferred stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters would purchase any offered Securities remaining unsubscribed after such subscription rights offering to the extent permissible under applicable law. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the period of time the offering would remain open (which in no event would be less than fifteen business days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights;

•	the ratio of the offering (which in no event would exceed one new share of common stock for each three rights held);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, or preferred stock, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Warrants

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common or preferred stock or other equity or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which such principal amount may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common or preferred stock purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants (except for warrants expiring not later than 120 days after issuance and issued exclusively and ratably to a class of our security holders) on the condition that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value of the securities underlying the warrants at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants (our stockholders approved such a proposal to issue long-term rights, including warrants, in connection with our 2008 annual meeting of stockholders) and a “required majority” of our Board of Directors approves such issuance on the basis that the issuance is in the best interests of Gladstone Capital and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. A “required majority” of our Board of Directors is a vote of both a majority of our directors who have no financial interest in the transaction and a majority of the directors who are not interested persons of the company. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, options and subscription rights at the time of issuance may not exceed 25% of our outstanding voting securities.

Debt Securities

Any debt securities that we issue may be senior or subordinated in priority of payment. If we offer debt securities under this prospectus, we will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange, the name and address of the trustee and any other specific terms of the debt securities.

5.125% Notes due 2026 (the “2026 Notes”)

The 2026 Notes were issued under a base indenture (the “Base Indenture”), dated as of November 6, 2018, and a third supplemental indenture thereto dated as of December 15, 2020, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (“U.S. Bank”), as trustee. The 2026 Notes will mature on January 31, 2026. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 2026 Notes is 5.125% per year and is paid semi-annually in arrears on January 31 and July 31 of each year, and the regular record dates for interest payments are every January 15 and July 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The 2026 Notes are not listed on any securities exchange or automated dealer quotation system.

The 2026 Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2026 Notes are not subject to any sinking fund and holders of the 2026 Notes do not have the option to have the 2026 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 2026 Notes, the Base Indenture and the third supplemental indenture thereto. The following summary is qualified in its entirety by reference to the Base Indenture and the third supplemental indenture (collectively, the “2026 Notes indenture”).

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants apply to the 2026 Notes:

•

We agree that for the period of time during which the 2026 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act. Currently, these provisions generally prohibit us from incurring additional debt or issuing additional debt or preferred securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance.

•

We will not violate Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act giving effect to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act in order to maintain such BDC’s status as a RIC under Subchapter M of the Code. These provisions generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, is below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the 2026 Notes and the trustee, for the period of time during which the 2026 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable generally accepted accounting principles in the United States (“GAAP”).

Optional Redemption

The 2026 Notes may be redeemed in whole or in part at any time or from time to time at our option, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the 2026 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the 2026 Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points; provided, however, that if we redeem any 2026 Notes on or after October 31, 2025 (the date falling three months prior to the maturity date of the 2026 Notes), the redemption price for the 2026 Notes will be equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, further, that no such partial redemption shall reduce the portion of the principal amount of a note not redeemed to less than $2,000.

Conversion and Exchange

The 2026 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 2026 Notes means any of the following:

•	We do not pay the principal of (or premium on, if any) any 2026 Note when due and payable at maturity;

•	We do not pay interest on any 2026 Note when due and payable, and such default is not cured within 30 days of its due date;

•

We remain in breach of any other covenant in respect of the 2026 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding 2026 Notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or

•	On the last business day of each of twenty-four consecutive calendar months, the 2026 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 2026 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2026 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2026 Notes may declare the entire principal amount of all the 2026 Notes to be due and immediately payable, but this does not entitle any holder of 2026 Notes to any redemption payout or redemption premium. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the 2026 Notes indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”).

Defeasance and Covenant Defeasance

The 2026 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2026 Notes when due and satisfying any additional conditions required under the 2026 Notes indenture relating to the 2026 Notes, we will be deemed to have been discharged from our obligations under the 2026 Notes.

The 2026 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the 2026 Notes indenture. The consequences to the holders of the 2026 Notes would be that, while they would no longer benefit from certain covenants under the 2026 Notes indenture, and while the 2026 Notes could not be accelerated for any reason, the holders of the 2026 Notes nonetheless could look to the Company for repayment of the 2026 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Indenture Provisions—Ranking

The 2026 Notes are our direct unsecured obligations and rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness, including the 2027 Notes (as defined below) and the 2028 Notes;

•	senior to our Series A Preferred Stock and any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 2026 Notes;

•

effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, borrowings under the Credit Facility.

3.75% Notes due 2027 (the “2027 Notes”)

The 2027 Notes were issued under the Base Indenture and a fourth supplemental indenture thereto dated as of November 4, 2021, entered into between us and U.S. Bank, as trustee. The 2027 Notes will mature on May 1, 2027. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 2027 Notes is 3.75% per year and will be paid semi-annually in arrears on May 1 and November 1 of each year, and the regular record dates for interest payments will be every April 15 and October 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The 2027 Notes are not listed on any securities exchange or automated dealer quotation system.

The 2027 Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2027 Notes are not subject to any sinking fund and holders of the 2027 Notes do not have the option to have the 2027 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 2027 Notes, the Base Indenture and the fourth supplemental indenture thereto. The following summary is qualified in its entirety by reference to the Base Indenture and the fourth supplemental indenture (collectively, the “2027 Notes indenture”).

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants will apply to the 2027 Notes:

•

We agree that for the period of time during which the 2027 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act. Currently, these provisions generally prohibit us from incurring additional debt or issuing additional debt or preferred securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance.

•

We will not violate Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act giving effect to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act in order to maintain such BDC’s status as a RIC under Subchapter M of the Code. These provisions generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, is below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the 2027 Notes and the trustee, for the period of time during which the 2027 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Optional Redemption

The 2027 Notes may be redeemed in whole or in part at any time or from time to time at our option, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the 2027 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the 2027 Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points; provided, however, that if we redeem any Notes on or after February 1, 2027 (the date falling three months prior to the maturity date of the 2027 Notes), the redemption price for the 2027 Notes will be equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, further, that no such partial redemption shall reduce the portion of the principal amount of a note not redeemed to less than $2,000.

Conversion and Exchange

The 2027 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 2027 Notes means any of the following:

•	We do not pay the principal of (or premium on, if any) any 2027 Note when due and payable at maturity;

•	We do not pay interest on any 2027 Note when due and payable, and such default is not cured within 30 days of its due date;

•

We remain in breach of any other covenant in respect of the 2027 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or

•	On the last business day of each of twenty-four consecutive calendar months, the 2027 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 2027 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2027 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, then and in every case (other than an Event of Default specified in the penultimate bullet point above), the trustee or the holders of not less than 25% in principal amount of the 2027 Notes may declare the entire principal amount of all the 2027 Notes to be due and immediately payable, but this does not entitle any holder of notes to any redemption payout or redemption premium. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in the penultimate bullet point above, 100% of the principal of and accrued and unpaid interest on the 2027 Notes will automatically become due and payable. In certain circumstances, a declaration of acceleration of maturity pursuant to either of the prior two sentences may be canceled by the holders of a majority in principal amount of the 2027 Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the 2027 Notes (other than principal or any payment that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Defeasance and Covenant Defeasance

The 2027 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2027 Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the 2027 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the 2027 Notes indenture.

The 2027 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the 2027 Notes indenture. The consequences to the holders of the 2027 Notes would be that, while they would no longer benefit from certain covenants under the 2027 Notes indenture, and while the 2027 Notes could not be accelerated for any reason, the holders of the 2027 Notes nonetheless could look to the Company for repayment of the 2027 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Indenture Provisions—Ranking

The 2027 Notes will be our direct unsecured obligations and will rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness, including the 2026 Notes and 2028 Notes;

•	senior to our Series A Preferred Stock and any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 2027 Notes;

•

effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, borrowings under the Credit Facility.

7.75% Notes due 2028 (the “2028 Notes”)

The 2028 Notes were issued under the Base Indenture and a fifth supplemental indenture thereto dated August 17, 2023, between us and U.S. Bank, as trustee. The 2028 Notes will mature on September 1, 2028. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 2028 Notes is 7.75% per year and will be paid every March 1, June 1, September 1 and December 1, and the regular record dates for interest payments will be every February 15, May 15, August 15 and November 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The 2028 Notes are listed on Nasdaq under the symbol “GLADZ.”

The 2028 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 2028 Notes are not subject to any sinking fund and holders of the 2028 Notes do not have the option to have the 2028 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 2028 Notes, the Base Indenture and the fifth supplemental indenture thereto. The following summary is qualified in its entirety by reference to the Base Indenture and the fifth supplemental indenture (collectively, the “2028 Notes indenture”).

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants will apply to the 2028 Notes:

•

We agree that for the period of time during which the 2028 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•

We agree that for the period of time during which 2028 Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage, as defined in the 1940 Act, of at least the threshold specified under Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, in order to maintain such BDC’s status as a RIC under Subchapter M of the Code.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the 2028 Notes and the trustee, for the period of time during which the 2028 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Optional Redemption

The 2028 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after September 1, 2025, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 2028 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Conversion and Exchange

The 2028 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 2028 Notes means any of the following:

•	We do not pay the principal of any 2028 Note when due and payable at maturity;

•	We do not pay interest on any 2028 Note when due and payable, and such default is not cured within 30 days of its due date;

•

We remain in breach of any other covenant in respect of the 2028 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding 2028 Notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or

•	On the last business day of each of twenty-four consecutive calendar months, the 2028 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 2028 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2028 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2028 Notes may declare the entire principal amount of all the 2028 Notes to be due and immediately payable, but this does not entitle any holder of 2028 Notes to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the 2028 Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the 2028 Notes (other than principal or any payment that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee indemnity, security or both against costs, expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the 2028 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Defeasance and Covenant Defeasance

The 2028 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2028 Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the 2028 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the 2028 Notes indenture.

The 2028 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the 2028 Notes indenture. The consequences to the holders of the 2028 Notes would be that, while they would no longer benefit from certain covenants under the 2028 Notes indenture, and while the 2028 Notes could not be accelerated for any reason, the holders of the 2028 Notes nonetheless could look to the Company for repayment of the 2028 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Ranking

The 2028 Notes will be our direct unsecured obligations and will rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness, including our 2026 Notes and our 2027 Notes;

•	senior to our Series A Preferred Stock and any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 2028 Notes;

•

effectively subordinated to any future secured indebtedness of Gladstone Capital Corporation (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of Gladstone Capital Corporation, including borrowings under the Credit Facility.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR

CHARTER AND BYLAWS

Our charter and bylaws and the Maryland General Corporation Law contain certain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth below is intended as a summary only and is qualified in its entirety by reference to our charter and bylaws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part.

Classified Board of Directors

In accordance with our bylaws, our Board of Directors is divided into three classes of directors serving staggered three-year terms, with the term of directors in each class expiring at the annual meeting of stockholders held in the third year following the year of their election. Two classes have two directors each and one class has three directors. A classified board may render more difficult a change in control of us or removal of our incumbent management. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure continuity and stability of our management and policies.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. Because our directors may only be removed for cause, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board of Directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Number of Directors; Removal; Vacancies

Our charter provides that the number of directors will be determined pursuant to our bylaws but shall never be less than the number permitted by law. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. In addition, our bylaws provide that the number of directors shall not be increased by 50% or more in any 12-month period without the approval of two-thirds of the members of our Board of Directors then in office. Our bylaws provide that any vacancies may be filled only by the vote of a majority of the remaining directors, even if less than a quorum, and the directors so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until their successors are elected and qualified. Notwithstanding the foregoing, if the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series.

A plurality of all votes cast at a meeting at which a quorum is present is sufficient to elect a director. Our directors may only be removed for cause and only by the affirmative vote of at least a majority of all the votes entitled to be cast by our stockholders generally in the election of directors. This provision, when coupled with the power of our Board of Directors to fill vacancies on our Board of Directors, precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and could preclude stockholders from filling the vacancies created by such removal with their own nominees.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of our stockholders, which we refer to as the stockholder notice procedure.

The stockholder notice procedure provides that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by our stockholders at an annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and the nominee or business proposal, as applicable. With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our Board of Directors or (2) by a stockholder who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and the nominee.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Authority to Issue Preferred Stock without Stockholder Approval

Our charter permits our Board of Directors to issue up to 50,000,000 shares of capital stock. Our Board of Directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our Board of Directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock.

Amendment of Charter and Bylaws

Our charter may be amended, altered, changed or repealed, subject to the terms of any class or series of preferred stock, only if advised by our Board of Directors and approved by our stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

Our charter also provides that the bylaws may be adopted, amended, altered, changed or repealed by our Board of Directors. Any action taken by our stockholders with respect to adopting, amending, altering, changing or repealing our bylaws may be taken only by the affirmative vote of the holders of at least 75% of our capital stock, voting together as a single class.

These provisions are intended to make it more difficult for stockholders to circumvent certain other provisions contained in our charter and bylaws, such as those that provide for the classification of our Board of

Directors. These provisions, however, also will make it more difficult for stockholders to amend the charter or bylaws without the approval of the Board of Directors, even if a majority of the stockholders deems such amendment to be in the best interests of all stockholders.

Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Subject to the 1940 Act, or any valid rule, regulation or order of the SEC thereunder, our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any director or officer, whether serving our company or at our request any other entity. Our charter also permits us to indemnify and advance expenses to any employee or agent of our company to the extent authorized by our Board of Directors or the bylaws and permitted by law.

Our bylaws obligate us, to the maximum extent required by Maryland law or the charter, to indemnify any person who was or is a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if our board of directors determines that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and, in the case of any criminal action or proceeding, that such person had no reasonable cause to believe that such person’s conduct was unlawful. However, our bylaws permit us to advance expenses only so long as, in addition to the requirements above, we obtain security for the advance from the director or officer, we obtain insurance against losses arising by reason of lawful advances or we determine that there is reason to believe that the director or officer will be found entitled to indemnification.

These provisions on indemnification and limitation of liability are subject to the limitations of the 1940 Act that prohibit us from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

SHARE REPURCHASES

Shares of closed-end investment companies, including BDCs, frequently trade at discounts to NAV. We cannot predict whether our shares will trade above, at or below NAV. The market price of our common stock is determined by, among other things, the supply and demand for our shares, our investment performance and investor perception of our overall attractiveness as an investment as compared with alternative investments. Our Board of Directors may authorize our officers, in their discretion and subject to compliance with the 1940 Act and other applicable law, to purchase on the open market or in privately negotiated transactions, outstanding shares of our common stock in the event that our shares trade at a discount to NAV. We cannot assure you that we will ever conduct any open market purchases and if we do conduct open market purchases, we may terminate them at any time.

In addition, if our shares publicly trade for a substantial period of time at a substantial discount to our then current NAV per share, our Board of Directors may consider authorizing periodic repurchases of our shares or other actions designed to eliminate the discount. Our Board of Directors could consider any relevant factors in determining whether to take any such actions, including the effect of such actions on our status as a RIC under the Code and the availability of cash to finance these repurchases in view of the restrictions on our ability to borrow. We cannot assure you that any share repurchases will be made or that if made, they will reduce or eliminate market discount. Should we make any such repurchases in the future, we expect that we would make them at prices at or below the then current NAV per share. Any such repurchase would cause our total assets to decrease, which may have the effect of increasing our expense ratio. We may borrow money to finance the repurchase of shares subject to the limitations described in this prospectus. Any interest on such borrowing for this purpose would reduce our net income.

PROXY VOTING POLICIES AND PROCEDURES

We have delegated our proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines are reviewed periodically by the Adviser and our directors who are not “interested persons,” and, accordingly, are subject to change.

Introduction

As an investment adviser registered under the Advisers Act, the Adviser has a fiduciary duty to act solely in our best interests. As part of this duty, the Adviser recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

The Adviser’s policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

The Adviser votes proxies relating to our portfolio securities in what it perceives to be the best interest of our stockholders. The Adviser reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases the Adviser will vote in favor of proposals that the Adviser believes are likely to increase the value of the portfolio securities we hold.

Although the Adviser will generally vote against proposals that may have a negative effect on our portfolio securities, the Adviser may vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by our Adviser’s portfolio managers. To ensure that the Adviser’s vote is not the product of a conflict of interest, the Adviser requires that (1) anyone involved in the decision-making process disclose to our Adviser’s investment committee any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest may be present, the Adviser will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.

Proxy Voting Records

You may obtain information without charge about how the Adviser voted proxies by calling (toll-free) 1 (866) 214-7543 or by making a written request for proxy voting information to:

Michael LiCalsi, General Counsel and Secretary

c/o Gladstone Capital Corporation

1521 Westbranch Drive

Suite 100

McLean, VA 22102

PLAN OF DISTRIBUTION

We may offer the Securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, or through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of Securities will be named in the applicable prospectus supplement. Any prospectus supplement or supplements will also describe the terms of the offering of Securities, including: the amount and purchase price of Securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional Securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the Securities may be listed.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The price at which Securities may be distributed may represent a discount from prevailing market prices, provided, however, that in the case of our common stock, the offering price per share less any underwriting commissions or discounts must equal or exceed the NAV per share of our common stock except (i) in connection with a rights offering to our existing stockholders, (ii) with the consent of the majority of our outstanding voting securities (as defined in the 1940 Act), or (iii) under such other circumstances as the SEC may permit.

In connection with the sale of the Securities, underwriters or agents may receive compensation from us or from purchasers of the Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of Securities. Underwriters may sell the Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed 10%.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the Securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the Securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the Securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell the Securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the Securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of Securities will be a new issue with no trading market, other than our common stock, which is traded on Nasdaq. We may elect to list any other class or series of Securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any Securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any of our common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, or another exchange on which our common stock is traded.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use securities brokers or dealers in the normal course of our business. Subject to policies established by our Board of Directors, our Adviser will be primarily responsible for ensuring the execution of transactions involving publicly traded securities and the review of brokerage commissions in respect thereof, if any. In the event that our Adviser ensures the execution of such transactions, we do not expect our Adviser to execute transactions through any particular broker or dealer, but we would expect our Adviser to seek to obtain the best net results for us, taking into account such factors as price (including any applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the broker dealer and the broker dealer’s risk and skill in positioning blocks of securities. While we expect that our Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Adviser may select a broker dealer based partly upon brokerage or market research services provided to us, our Adviser and any of its other clients, if any. In return for such services, we may pay a higher commission than other broker dealers would charge if our Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker dealer viewed in terms either of the particular transaction or our Adviser’s overall responsibilities with respect to all of our Adviser’s clients.

We have not paid any brokerage commissions during the three most recent fiscal years to any affiliated person of us or our Adviser.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

The securities we hold in our portfolio companies are held under a custodian agreement with The Bank of New York Mellon Corp. The address of the custodian is: 500 Ross Street, Suite 935, Pittsburgh, Pennsylvania 15262. Our assets are held under bank custodianship in compliance with the 1940 Act. Securities held through our wholly-owned subsidiary, Business Investment, are held under a custodian agreement with The Bank of New York Mellon Corp., which acts as collateral custodian pursuant to the Credit Facility. The address of the collateral custodian is 2322 French Settlement Road, Suite 100, Dallas, Texas 75212. Computershare acts as our transfer and dividend paying agent and registrar. The principal business address of Computershare is 150 Royall Street, Canton, Massachusetts 02021, telephone number (781) 575-2000. Computershare also maintains an internet website at www.computershare.com and one specifically for shareholders at www.computershare.com/investor.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Kirkland & Ellis LLP, Washington, D.C. Venable LLP, Baltimore, Maryland, will pass upon the legality of certain of the Securities offered by us and certain other matters of Maryland law. Certain legal matters will be passed upon for the underwriters and/or sales agents, if any, by the counsel named in the accompanying prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The address of PricewaterhouseCoopers LLP is 655 New York Avenue NW, Washington, DC 20001.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2 under the Securities Act with respect to the Securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our Securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto.

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.gladstonecapital.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 13, 2023 (including portions of our Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders incorporated therein by reference);

•	Our Current Report on Form 8-K, filed with the SEC on October 10, 2023;

•

the description of our common stock referenced in our Registration Statement on Form 8-A (File No. 000-33117), as filed with the SEC on August 23, 2001, including any amendment or report filed for the purpose of updating such description; and

•

the description of the Series A Preferred Stock referenced in our Registration Statement on Form 8-A (File No. 000-33117), as filed with the SEC on June 2, 2023, including any amendment or report filed for the purpose of updating such description

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the filing of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

These filings may also be accessed on the investors section of our website at www.gladstonecapital.com. Information contained on our website is not incorporated by reference into this prospectus. You may also request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing, emailing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Capital Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

investment@gladstonecompanies.com

Maximum of 5,561,275 Shares

6.25% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Gladstone Securities, LLC

November 22, 2024